Exhibit 1.1

UNDERWRITING AGREEMENT

between

CONCORDE INTERNATIONAL GROUP LTD

and

R.F. LAFFERTY & CO., INC.

As representative of the several underwriters

New York, New York

April 21, 2025

R.F. Lafferty & Co., Inc.

40 Wall St.

New York, NY 10005

As Representative of the several Underwriters (as defined herein)

Ladies and Gentlemen:

CONCORDE INTERNATIONAL GROUP LTD, a British Virgin Islands business company (the “Company”), hereby confirms its agreement (this “Agreement”) with R.F. Lafferty & Co., Inc. (the “Representative”) and with the other underwriters named on Schedule 1 hereto for which the Representative is acting as representative (the Representative and such other underwriters being the “Underwriters” or, individually, an “Underwriter”) as follows:

1. PURCHASE AND SALE.

1.1.1. Purchase of Underwritten Shares. The Company agrees to issue and sell to the several Underwriters, severally and not jointly, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the terms and conditions set forth herein, agrees, severally and not jointly, to purchase from the Company an aggregate of 1,250,000 Class A Ordinary Shares, par value $0.00001 per share, of the Company (such shares being the “Underwritten Shares” and such Class A Ordinary Shares being the “Ordinary Share”) at a price of $4.00 per share (the “Purchase Price”) from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto. The Underwritten Shares are to be offered initially to the public at the offering price set forth on the cover page of the Prospectus (as defined in Section 2.1.1 hereof).

1.1.2.  Payment and Delivery. Delivery and payment for the Underwritten Shares shall be made at 10:00 a.m., New York City time, on the first (1st) Business Day (as defined below) following the effective date (the “Effective Date”) of the Registration Statement (as defined in Section 2.1.1 below) (or the second (2nd) Business Day following the Effective Date if the Registration Statement is declared effective after 4:00 p.m. New York City time) or at such earlier time as shall be agreed upon by the Representative and the Company, at the offices of Ellenoff Grossman & Schole LLP, counsel to the Underwriters, or at such other place (or remotely by facsimile or other electronic transmission) as shall be agreed upon by the Representative and the Company. The hour and date of delivery and payment for the Underwritten Shares is called the “Closing Date”. Payment for the Underwritten Shares shall be made on the Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to the Representative of the certificates (in form and substance satisfactory to the Representative) representing the Underwritten Shares (or through the facilities of the Depository Trust Company (“DTC”)) for the account of the Underwriters. The Underwritten Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Closing Date. The Company will permit the Representative to examine and package the Underwritten Shares for delivery, at least one (1) full Business Day prior to the Closing Date. The Company shall not be obligated to sell or deliver the Underwritten Shares except upon tender of payment by the Representative for all of the Underwritten Shares.

The term “Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay-at-home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.

1.2 Over-allotment Option.

1.2.1 Option Shares. For the purposes of covering any over-allotments in connection with the distribution and sale of the Underwritten Shares, the Company hereby grants to the Underwriters an option to purchase up to an additional 187,500 shares of Ordinary Share (the “Option Shares”) representing fifteen percent (15%) of the Underwritten Shares sold in the offering, from the Company (the “Over-allotment Option”). The Option Shares shall be identical in all respects to the Underwritten Shares. The Option Shares shall be purchased for the account of each of the several Underwriters in the same proportion as the number of Underwritten Shares, set forth opposite such Underwriter’s name on Schedule 1 hereto, bears to the total number of Underwritten Shares (subject to adjustment by the Representative to eliminate fractions). No Option Shares shall be sold or delivered unless the Underwritten Shares previously have been, or simultaneously are, sold and delivered. The right to purchase the Option Shares, or any portion thereof, may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Representative to the Company. The purchase price to be paid per Option Share shall be equal to the purchase price for the Underwritten Shares set forth in Section 1.1.1 hereof. The Underwritten Shares and the Option Shares are hereinafter collectively referred to as the “Public Shares”. The offering and sale of the Public Shares is hereinafter referred to as the “Offering”.

1.2.2. Exercise of Option. The Over-allotment Option granted pursuant to Section 1.2.1 hereof may be exercised by the Representative as to all (at any time) or any part (from time to time) of the Option Shares within 45 days after the Effective Date. The Underwriters shall not be under any obligation to purchase any Option Shares prior to the exercise of the Over-allotment Option. The Over-allotment Option granted hereby may be exercised by the giving of oral notice to the Company from the Representative, which must be confirmed in accordance with Section 1.2.1 hereof setting forth the number of Option Shares to be purchased and the date and time for delivery of and payment for the Option Shares (the “Option Closing Date”), which shall not be later than five (5) Business Days after the date of the notice or such other time as shall be agreed upon by the Company and the Representative, at the offices of counsel to the Underwriters or at such other place (including remotely by facsimile or other electronic transmission) as shall be agreed upon by the Company and the Representative. If such delivery and payment for the Option Shares does not occur on the Closing Date, the Option Closing Date will be as set forth in the notice. Upon exercise of the Over-allotment Option with respect to all or any portion of the Option Shares subject to the terms and conditions set forth herein, the Company shall become obligated to sell to the Underwriters the number of Option Shares specified in such notice and, subject to the terms and conditions set forth herein, the Underwriters, acting severally and not jointly, shall purchase the number of Option Shares specified in such notice.

1.2.3. Payment and Delivery. Payment for the Option Shares shall be made on the Option Closing Date by wire transfer in Federal (same day) funds, payable to the order of the Company upon delivery to the Representative of certificates (in form and substance satisfactory to the Representative) representing the Option Shares (or through the facilities of DTC) for the account of the Underwriters. The Option Shares shall be registered in such name or names and in such authorized denominations as the Representative may request in writing at least two (2) Business Days prior to the Option Closing Date. The Company will permit the Representative to examine and package the Option Shares for delivery, at least one (1) full Business Day prior to the Option Closing Date. The Company shall not be obligated to sell or deliver the Option Shares except upon tender of payment by the Representative for applicable Option Shares.

1.3. Representatives’ Warrants.

1.3.1. Purchase Warrants. The Company hereby agrees to issue and sell to the Representative (and/or their respective designees) on the Closing Date warrants (the “Representatives’ Warrants”) exercisable for an aggregate of 37,500 Ordinary Share (or 43,125 Ordinary Share if the Underwriters exercise the Over-allotment Option in full) representing 3% of the aggregate number of Ordinary Share sold in the Offering pursuant to a warrant agreement, substantially in the form attached hereto as Exhibit A (the “Representatives’ Warrant Agreement”). Each Representatives’ Warrant entitles the holder thereof to purchase the Ordinary Share at the exercise price thereof. The Representative’s Warrant shall be exercisable, in whole or in part, commencing on a date which is six (6) months after the Effective Date and expiring on the fifth anniversary of the Effective Date at an initial exercise price of $4.00 per share, which is equal to 100% of the initial public offering price of the Underwritten Shares. The Representative’s Warrant and the Ordinary Shares issuable upon exercise thereof are hereinafter referred to together as the “Representatives’ Securities”. Each of the Representative understands and agrees that there are significant restrictions pursuant to FINRA Rule 5110 on the transfer of the Representative’s Warrant and the Ordinary Shares issuable upon exercise of the Representative’s Warrant during the one hundred eighty (180) day period commencing on the Effective Date and by its acceptance thereof shall agree that it will not sell, transfer, assign, pledge or hypothecate the Representative’s Warrant, or any portion thereof, or subject the Representative’s Warrant to any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of the Representatives’ Securities for a period of one hundred eighty (180) days following the Effective Date to anyone other than an Underwriter or a selected dealer in connection with the Offering, or an officer or partner, registered person or affiliate of the Representative or of any such Underwriter or selected dealer; and only if any such transferee agrees to the foregoing restrictions and those in the Representative’s Warrant Agreement.

1.3.2. Delivery. Delivery of the Representative’s Warrant shall be made on the Closing Date and shall be issued in the name or names and in such authorized denominations as each Representative may request.

1.4 Right of First Refusal. The Company agrees that, if, for the period ending six (6) months from the Closing Date, the Company, any of its current or future subsidiaries or any successor to the Company decides to (i) finance or refinance any indebtedness or (ii) raise funds by means of a public offering (including at-the-market facility) or a private placement or any other capital raising financing of equity, equity-linked or debt securities, in each case, the Representative (or any affiliate designated by the Representative) shall have the right of first refusal to act as sole investment banker, sole book-runner and/or sole placement agent, at the Representative’s sole discretion, with respect to each and every such financing or refinancing on terms customary to the Representative. The Representative shall have the sole right to determine whether any other broker dealer shall have the right to participate in any such Offering and the economic terms of any such participation.

1.5 Tail Fee. The Representative shall be entitled to a cash fee equal to seven percent (7.0%) of the gross proceeds received by the Company from the sale of any equity, debt and/or equity derivative instruments to any investor actually introduced by the Representative to the Company, during the period commencing on January 10, 2024 though the Closing Date (the “Engagement Period”) in connection with any public or private financing or capital raise (each a “Tail Financing”), and such Tail Financing is consummated at any time during the Engagement Period or within the twelve (12) month period following the expiration or termination of the Engagement Period (the “Tail Period”), provided that such Tail Financing is by a party actually introduced to the Company in an offering in which the Company has direct knowledge of such party’s participation.

2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

The Company represents and warrants to the Underwriters as of the Applicable Time (as defined below), as of the Closing Date and as of the Option Closing Date, if any, as follows:

2.1. Filing of Registration Statement.

2.1.1. Pursuant to the Securities Act. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”) and the rules and regulations of the Commission under the Securities Act (the “Securities Act Regulations”), a registration statement on Form F-1 (File No. 333-281799), including any related prospectus or prospectuses, for the registration of the Shares which registration statement and amendment or amendments have been prepared by the Company in conformity with the requirements of the Securities Act and the. Securities Act Regulations. The conditions for use of Form F-1 as set forth in the General Instructions to such Form, to register the Ordinary Shares under the Securities Act, have been satisfied.

Such registration statement, as amended at the time it became effective, including the information, if any, deemed to be part of the registration statement at the time of its effectiveness pursuant to Rule 430A or 430C under the Securities Act (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex A, the “Pricing Disclosure Package”): a Preliminary Prospectus dated December 17, 2024 and each “free-writing prospectus” (as defined in Rule 405 under the Securities Act) listed on Annex A hereto.

“Applicable Time” means 5:30 p.m., New York City time, on the date of this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the Securities Act Regulations (“Rule 433”), including without limitation any “free writing prospectus” (as defined in Rule 405 of the Securities Act Regulations) relating to the Public Shares that is (i) required to be filed with the Commission by the Company, (ii) a “road show for an offering that is a written communication” within the meaning of Rule 433(d)(8)(i), whether or not required to be filed with the Commission, or (iii) exempt from filing with the Commission pursuant to Rule 433(d)(5)(i) because it contains a description of the Public Shares or of the Offering that does not reflect the final terms, in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g).

“Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors (other than a “bona fide electronic road show,” as defined in Rule 433(h)(5) (the “Bona Fide Electronic Road Show”)), as evidenced by its being specified in Schedule 2-B hereto.

“Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.

“Pricing Disclosure Package” means any Issuer General Use Free Writing Prospectus issued at or prior to the Applicable Time, the Pricing Prospectus and the information included on Schedule 2-A hereto, all considered together.

2.1.2. Pursuant to the Exchange Act. The Company has filed with the Commission a Form 8-A (File No. 001-42606) providing for the registration pursuant to Section 12(b) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), of the Ordinary Share; provided, however, that such registration is not for trading, but only pursuant to requirements of the Commission). The registration of the Ordinary Share under the Exchange Act has been declared effective by the Commission on or prior to the date hereof. The Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Ordinary Share under the Exchange Act, nor has the Company received any notification that the Commission is contemplating terminating such registration.

2.2. Stock Exchange Listing. The Public Shares have been approved for listing on The Nasdaq Stock Market LLC (the “Exchange”), subject only to official notice of issuance, and the Company has taken no action designed to, or likely to have the effect of, delisting the Public Shares from the Exchange, nor has the Company received any notification that the Exchange is contemplating terminating such listing except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.3. No Stop Orders, etc. Neither the Commission nor any state regulatory authority has issued any order preventing or suspending the use of the Registration Statement, any Preliminary Prospectus or the Prospectus or has instituted or, to the Company’s knowledge, threatened to institute, any proceedings with respect to such an order. The Company has complied with each request (if any) from the Commission for additional information.

2.4. Disclosures in Registration Statement.

2.4.1. Compliance with Securities Act and 10b-5 Representation.

(i) At the time of effectiveness of the Registration Statement (or at the time of any post-effective amendments thereto) and at all times subsequent thereto up to the Closing Date and the Option Closing Date, if any, the Registration Statement, the Preliminary Prospectus and the Prospectus do and will contain all material statements that are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations, and did or will, in all material respects, conform to the requirements of the Securities Act and the Securities Act Regulations. Each of the Registration Statement and any post-effective amendments thereto, at the time it became effective, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus, including the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment or supplement thereto, and the Prospectus, at the time each was filed with the Commission, complied in all material respects with the requirements of the Securities Act and the Securities Act Regulations. Each Preliminary Prospectus delivered to the Underwriters for use in connection with this Offering and the Prospectus was or will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to the Commission’s EDGAR filing system (“EDGAR”), except to the extent permitted by Regulation S-T promulgated under the Securities Act (“Regulation S-T”).

(ii) Neither the Registration Statement nor any amendment thereto, at its effective time, as of the Applicable Time, at the Closing Date or at any Option Closing Date, contained, contains or will contain an untrue statement of a material fact or omitted, omits or will omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

(iii) The Pricing Disclosure Package, as of the Applicable Time, at the Closing Date or at any Option Closing Date, did not, does not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Limited Use Free Writing Prospectus hereto does not conflict in any material respect with the information contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, and each such Issuer Limited Use Free Writing Prospectus, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time, did not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements made or statements omitted in reliance upon and in conformity with written information furnished to the Company with respect to the Underwriters by the Representative expressly for use in the Registration Statement, the Pricing Prospectus or the Prospectus or any amendment thereof or supplement thereto. The parties acknowledge and agree that such information provided by or on behalf of any Underwriter consists solely of the following disclosure contained in the “Underwriting” section of the Prospectus: the names of the Underwriters and the information under the subheadings titled “Price Stabilization, Short Positions, and Penalty Bids” and “Electronic Distribution” (the “Underwriters’ Information”).

(iv) Neither the Prospectus nor any amendment or supplement thereto, as of its issue date, at the time of any filing with the Commission pursuant to Rule 424(b), at the Closing Date or at any Option Closing Date, included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to the Underwriters’ Information.

2.4.2. Disclosure of Agreements. The agreements and documents described in the Registration Statement, the Pricing Disclosure Package and the Prospectus conform in all material respects to the descriptions thereof contained therein and there are no agreements or other documents required by the Securities Act and the Securities Act Regulations to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or to be filed with the Commission as exhibits to the Registration Statement, that have not been so described or filed. Each agreement or other instrument (however characterized or described) to which the Company is a party or by which it is or may be bound or affected and (i) that is referred to in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or (ii) is material to the Company’s business, has been duly authorized and validly executed by the Company, is in full force and effect in all material respects and is enforceable against the Company and, to the Company’s knowledge, the other parties thereto, in accordance with its terms. None of such agreements or instruments has been assigned by the Company, and neither the Company nor, to the Company’s knowledge, any other party is in default thereunder and, to the Company’s knowledge, no event has occurred that, with the lapse of time or the giving of notice, or both, would constitute a default thereunder except for such defaults that would not reasonably be expected to result in a Material Adverse Change (as defined in Section 2.5.1 below). Performance by the Company of the material provisions of such agreements or instruments will not result in a violation of any existing applicable law, rule, regulation, judgment, order or decree of any governmental or regulatory agency, authority, body, entity or court, domestic or foreign (including without limitation those of British Virgin Islands and Singapore, having jurisdiction over the Company or any of its assets or businesses (each, a “Governmental Entity”), including, without limitation, those relating to environmental laws and regulations.

2.4.3. Regulations. The disclosures in the Registration Statement, the Pricing Disclosure Package and the Prospectus concerning the effects of applicable federal, state, local and foreign laws, rules and regulations relating to the Offering and the Company’s business as currently conducted or contemplated are correct and complete in all material respects and no other such laws, rules or regulations are required under the Securities Act and the Securities Act Regulations to be disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus which are not so disclosed.

2.4.4. No Other Distribution of Offering Materials. The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the Offering other than any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus and other materials, if any, permitted under the Securities Act and consistent with Section 3.2 below.

2.5. Changes After Dates in Registration Statement.

2.5.1. No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except as otherwise specifically stated therein: (i) there has been no material adverse change in the condition, financial or otherwise, results of operations, or business, assets or prospects of the Company, nor to the Company’s knowledge, any change or development that, individually or in the aggregate, would have a material adverse effect on the condition (financial or otherwise), results of operations, business, or assets or prospects of the Company (a “Material Adverse Change”); (ii) there have been no material transactions entered into by the Company, other than as contemplated pursuant to this Agreement; and (iii) no officer or director of the Company has resigned from any position with the Company.

2.5.2. Recent Securities Transactions, etc. Subsequent to the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and except as may otherwise be indicated or contemplated herein or disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not: (i) issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money; or (ii) declared or paid any dividend or made any other distribution on or in respect to its shares.

2.6. Independent Accountants. Kreit & Chiu CPA LLP (the “Auditor”), whose reports are filed with the Commission as part of the Registration Statement, the Pricing Disclosure Package and the Prospectus, is an independent registered public accounting firm as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board (the “PCAOB”), including the rules and regulations promulgated by such entity. To the Company’s knowledge, after reasonable inquiry, the Auditor is currently registered and in good standing with the PCAOB and the PCAOB has not made any determination with respect to the Auditor under the Holding Foreign Companies Accountable Act. The Auditor has not, during the periods covered by the financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, provided to the Company any non-audit services, as such term is used in Section 10A(g) of the Exchange Act. To the Company’s knowledge, no person who has been suspended or barred from being associated with a registered public accounting firm, or who has failed to comply with any sanction pursuant to Rule 5300 promulgated by the PCAOB, has participated in or otherwise aided the preparation of, or audited, the financial statements, supporting schedules or other financial data filed with the Commission as a part of the Registration Statement, the Pricing Disclosure Package or the Prospectus.

2.7. Financial Statements, etc.

2.7.1 Financial Statements. The financial statements, including the notes thereto and supporting schedules (if any) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, fairly present the consolidated financial position, the results of operations, changes in shareholders’ equity and cash flows at the dates and for the periods to which they apply. Such financial statements have been prepared in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standards Board applied on a consistent basis throughout the periods involved, provided that unaudited interim financial statements are subject to year-end audit adjustments that are not expected to be material in the aggregate and do not contain all of the notes required by IFRS and the supporting schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. No other financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Securities Act or the Securities Act Regulations. The financial data set forth in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus under the captions “Summary Consolidated Financial Information” and “Capitalization” fairly present, in all material respects, the information set forth therein on a basis consistent with that of the audited financial statements contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The Registration Statement, the Pricing Disclosure Package and the Prospectus disclose all material off-balance sheet transactions, arrangements, obligations (including contingent obligations), and other relationships of the Company with unconsolidated entities or other persons that may have a material current or future effect on the Company’s financial condition, results of operations, liquidity, capital expenditures, capital resources, or significant components of revenues or expenses. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) since the date of the last balance sheet included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not incurred any material liabilities or obligations, direct or contingent, or entered into any material transactions other than in the ordinary course of business, (b) the Company has not declared or paid any dividends or made any distribution of any kind with respect to its shares, (c) there has not been any change in the share of the Company or, other than in the ordinary course of business, any grants under any share compensation plan, and (d) there has not been any Material Adverse Change in the Company’s long-term or short-term debt.

2.7.2. Company’s Accounting System. The Company makes and keeps accurate books and records and maintain a system of internal accounting controls designed, and which the Company reasonably believes is sufficient, to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company has not received any notice, oral or written, from the Company’s board of directors stating that it is reviewing or investigating, and neither the Company’s independent auditors nor its internal auditors have recommended that the Company’s board of directors review or investigate, (i) adding to, deleting, changing the application of, or changing the Company’s disclosure with respect to, any of the Company’s material accounting policies; or (ii) any matter which could result in a restatement of the Company’s financial statements for any annual or interim period during the current or prior three fiscal years.

2.8. Authorized Capital; Options, etc. The Company had at the date or dates indicated in the Registration Statement, the Pricing Disclosure Package and the Prospectus the duly authorized, issued and outstanding capitalization as set forth therein. Based on the assumptions stated in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will have on the Closing Date the adjusted capitalization set forth therein. Except as set forth in, or contemplated by, the Registration Statement, the Pricing Disclosure Package and the Prospectus, on the Effective Date, as of the Applicable Time and on the Closing Date and any Option Closing Date, there will be no share options, warrants, or other rights to purchase or otherwise acquire any authorized, but unissued Ordinary Share or any security convertible or exercisable into Ordinary Share, or any contracts or commitments to issue or sell the Ordinary Share or any such options, warrants, rights or convertible securities.

2.9. Valid Issuance of Securities, etc.

2.9.1. Outstanding Securities. All issued and outstanding securities of the Company issued prior to the transactions contemplated by this Agreement have been duly authorized and validly issued and are fully paid and non-assessable (which term when used in this Agreement means that no further sums are required to be paid by the holders thereof in connection with the issue thereof); the holders thereof have no rights of rescission or the ability to require the Company to repurchase any such securities, and are not subject to personal liability solely by reason of being such holders; and none of such securities were issued in violation of the preemptive rights, rights of first refusal or rights of participation of any holders of any security of the Company or similar contractual rights granted by the Company. The Public Shares conform in all material respects to all statements relating thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus. The offers and sales of the issued and outstanding Ordinary Share, options, warrants and other outstanding securities convertible into or exercisable for such shares, were at all relevant times either registered under the Securities Act and the applicable state securities or “blue sky” laws or, based in part on the representations and warranties of the purchasers of such shares, exempt from such registration requirements. The description of the Company’s share option, share bonus and other related plans or arrangements, and options and/or other rights granted thereunder, as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, accurately and fairly present, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

2.9.2. Securities Sold Pursuant to this Agreement. The Public Shares have been duly authorized for issuance and sale and, when issued and paid for, will be validly issued, fully paid and non-assessable; the holders thereof are not and will not be subject to personal liability solely by reason of being such holders; the Public Shares are and will be free from all pre-emptive rights of any holders of any security of the Company, or similar contractual rights granted by the Company; and all corporate action required to be taken for the authorization, issuance and sale of the Public Shares has been duly and validly taken. The Public Shares conform in all material respects to all statements with respect thereto contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.10. Registration Rights of Third Parties. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no holders of any securities of the Company or any options, warrants, rights or other securities exercisable for or convertible or exchangeable into securities of the Company have the right to require the Company to register any such securities of the Company under the Securities Act or to include any such securities in the Registration Statement or any other registration statement to be filed by the Company.

2.11. Validity and Binding Effect of Agreements. The execution, delivery and performance of this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant and each Lock-Up Agreement (as defined in Section 2.24) have been duly and validly authorized by the Company, and, when executed and delivered, will constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms; provided, however, that the enforceability thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar laws relating to or affecting creditors’ rights generally and by general principles of equity (regardless of whether such enforceability is considered a proceeding in equity or at law). Each of this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant and each Lock-Up Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.12. No Conflicts, etc. The execution, delivery and performance by the Company of this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant and each Lock-Up Agreement and all documents ancillary thereto, the consummation by the Company of the transactions herein and therein contemplated and the compliance by the Company with the terms hereof and thereof do not and will not, with or without the giving of notice or the lapse of time or both: (i) result in any violation of the provisions of the memorandum and articles of association (as amended or restated from time to time and as in effect on the date hereof) of the Company; (ii) result in a breach of, or conflict with any of the terms and provisions of, or constitute a default under, or result in the creation, modification, termination or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to the terms of any indenture, mortgage, deed of trust, loan agreement or any other agreement or instrument to which the Company is a party or as to which any property of the Company is a party except breaches, conflicts or defaults that would not reasonably be expected to result in a Material Adverse Change, or (iii) violate any existing applicable law, rule, regulation, judgment, order or decree of any Governmental Entity as of the date hereof, except, in the case of (ii) or (iii), for those breaches, conflicts, defaults or violations which (individually or in the aggregate) would not have or would not reasonably be expected to result in a Material Adverse Change.

2.13. No Defaults; Violations. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, no default exists in the due performance and observance of any term, covenant or condition of any license, contract, indenture, mortgage, deed of trust, note, loan or credit agreement, or any other agreement or instrument evidencing an obligation for borrowed money, or any other agreement or instrument to which the Company is a party or by which the Company may be bound or to which any of the properties or assets of the Company is subject except, in each case, for any such default that would not be reasonably expected to result in a Material Adverse Change. The Company is not in violation of any franchise, license, permit, applicable law, rule, regulation, judgment or decree of any Governmental Entity, except for such violations that, individually or in the aggregate, would not have or would not reasonably be expected to result in a Material Adverse Change.

2.14. Corporate Power; Licenses; Consents.

2.14.1. Conduct of Business. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has all requisite corporate power and authority, and has all requisite consents, authorizations, approvals, licenses, certificates, clearances, permits and orders and supplements and amendments thereto (collectively, “Authorizations”) of and from all Governmental Entities that it needs as of the date hereof to conduct its business purpose as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except, in each case, where the failure to have such Authorizations (individually or in the aggregate) would not have or would not reasonably be expected to have a Material Adverse Change.

2.14.2. Transactions Contemplated Herein. The Company has all corporate power and authority to enter into this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant and each Lock-Up Agreement and to carry out the provisions and conditions hereof and thereof, and all Authorizations required in connection therewith have been obtained. No Authorization of, and no filing with, any Governmental Entity, the Exchange or another body is required for the valid issuance, sale and delivery of the Public Shares and the consummation of the transactions and agreements contemplated by this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant or the Lock-Up Agreements and as contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, except with respect to applicable federal and state securities or blue-sky laws, the rules of the Exchange and the rules and regulations of the Financial Industry Regulatory Authority, Inc. (“FINRA”).

2.15. D&O Questionnaires. All information contained in the questionnaires (the “Questionnaires”) completed by each of the Company’s directors and officers prior to the Offering, as may be updated to the time of the Offering (the “Insiders”) and as may be supplemented by all information concerning the Insiders described in the Registration Statement, the Pricing Disclosure Package and the Prospectus provided to the Representative and to counsel to the Underwriters, is, to the knowledge of the Company, true and correct and the Company has not become aware of any information which would cause the information disclosed in the Questionnaires to become inaccurate, incorrect or incomplete.

2.16. Litigation; Governmental Proceedings. There is no action, suit, proceeding, inquiry, arbitration, investigation, litigation or governmental proceeding pending involving the Company or, to the Company’s knowledge, threatened against the Company, or, to the Company’s knowledge, any executive officer or director which has not been disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or in connection with the Company’s listing application for the listing of the Public Shares on the Exchange, and is required to be disclosed therein.

2.17. Due Incorporation; Valid Existence. The Company has been duly incorporated, validly existing and in good standing as a business company under the law of the British Virgin Islands and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, and to enter into and perform its obligations under this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant and each Lock-Up Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing, where applicable, in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not have or would not reasonably be expected to result in a Material Adverse Change.

2.18. Insurance. The Company carries or is entitled to the benefits of insurance (including, without limitation, as to directors’ and officers’ insurance coverage), with reputable insurers, in such amounts and covering such risks as is customary for companies engaged in similar business which the Company believes are adequate to protect the Company and its business, and, to the Company’s knowledge, all such insurance is in full force and effect. The Company (i) has not received written notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business.

2.19. Transactions Affecting Disclosure to FINRA.

2.19.1. Finder’s Fees. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no claims, payments, arrangements, agreements or understandings relating to the payment of a finder’s, consulting or origination fee by the Company or, to the Company’s knowledge, by any Insider with respect to the sale of the Public Shares hereunder or any other arrangements, agreements or understandings of the Company or, to the Company’s knowledge, any of its shareholders that may affect the Underwriters’ compensation, as determined by FINRA.

2.19.2. Payments Within Twelve (12) Months. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has not made any direct or indirect payments in connection with the Offering (in cash, securities or otherwise) to: (i) any person, as a finder’s fee, consulting fee or otherwise, in consideration of such person raising capital for the Company or introducing to the Company persons who raised or provided capital to the Company; (ii) any FINRA member participating in the offering as defined in FINRA Rule 5110 (“Participating FINRA Member”); or (iii) any person or entity that has any direct or indirect affiliation or association with any Participating FINRA member, within the twelve (12) months prior to the Effective Date, other than the payment to the Underwriters as provided hereunder in connection with the Offering.

2.19.3. Use of Proceeds. None of the net proceeds of the Offering will be paid by the Company to any participating FINRA member or its affiliates, except as specifically authorized herein.

2.19.4. FINRA Affiliation. There is no (i) officer or director of the Company, (ii) beneficial owner of 10% or more of any class of the Company’s securities or (iii) beneficial owner of the Company’s unregistered equity securities which were acquired during the 180-day period immediately preceding the filing of the Registration Statement that is an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

2.19.5. Information. All information provided by the Company in its FINRA questionnaire to counsel to the Underwriters specifically for use by them in connection with its Public Offering System filings (and related disclosure) with FINRA is true, correct and complete in all material respects.

2.20. Foreign Corrupt Practices Act. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of, and with authority from, the Company, has, directly or indirectly, given or agreed to give any money, gift or similar benefit (other than legal price concessions to customers in the ordinary course of business) to any customer, supplier, employee or agent of a customer or supplier, or official or employee of any Governmental Entity (domestic or foreign) or any political party or candidate for office (domestic or foreign) or other person who was, is, or may be in a position to help or hinder the business of the Company (or assist it in connection with any actual or proposed transaction) that (i) might subject the Company to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) if not given in the past, might have had a Material Adverse Change or (iii) if not continued in the future, might adversely affect the assets, business, operations or prospects of the Company. The Company has taken reasonable steps to ensure that its accounting controls and procedures are sufficient to cause the Company to comply in all material respects with the Foreign Corrupt Practices Act of 1977, as amended.

2.21. Compliance with Sanction Laws. None of the Company or, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any other person acting on behalf of, and with authority from, the Company, is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”), and the Company will not, directly or indirectly, use the proceeds of the Offering hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any sanctions administered by OFAC.

2.22. Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the U.S. Currency and Foreign Transactions Reporting Act of 1970, as amended, including the U.S. Money Laundering Control Act of 1986, as amended, the rules and regulations thereunder, the rules and regulations thereunder, the U.K. Proceeds of Crime Act 2002, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017 and Sanctions and Anti-Money Laundering Act 2018 and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, “Money Laundering Laws”); and no action, suit or proceeding by or before any Governmental Entity involving the Company with respect to Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

2.23. Officers’ Certificate. Any certificate signed by any duly authorized officer of the Company and delivered to the Representative or to counsel to the Underwriters on the Closing Date or on the Option Closing Date shall be deemed a representation and warranty by the Company to the Underwriters as to the matters covered thereby.

2.24. Lock-Up Agreements. Schedule 3 hereto contains a complete and accurate list of the Company’s officers, directors and each holder of two percent (2%) or more of the Company’s issued and outstanding Ordinary Shares of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Ordinary Shares) (collectively, the “Lock-Up Parties”). The Company has requested that each of the Lock-Up Parties deliver to the Representative an executed Lock-Up Agreement substantially in the form of Exhibit B hereto (each, a “Lock-Up Agreement”), on or prior to the date of this Agreement.

2.25. Subsidiaries. Each of the Company’s direct and indirect subsidiaries (each, a “Subsidiary” and, collectively, the “Subsidiaries”) has been identified in the Registration Statement hereto. Each of the Subsidiaries has been duly incorporated, is validly existing as an entity in good standing under the laws of the jurisdiction of its incorporation, has the corporate power and authority to own its property and to conduct its business as described in the Pricing Disclosure Package and the Prospectus; all of the outstanding equity interests of each Subsidiary have been duly and validly authorized and issued, are owned directly or indirectly by the Company, are paid according to the applicable laws and the articles of association and non-assessable and, are free and clear of all liens, encumbrances, equities or claims. None of the outstanding share capital or equity interest in any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary. All of the constitutive or organizational documents of each of the Subsidiaries comply with the requirements of applicable laws of its jurisdiction of incorporation or organization and are in full force and effect. Apart from the Subsidiaries, the Company has no direct or indirect subsidiaries or any other company over which it has direct or indirect effective control.

2.26. Related Party Transactions. There are no business relationships or related party transactions involving the Company or any other person required to be described in the Registration Statement, the Pricing Disclosure Package and the Prospectus that have not been described as required under the Securities Act and the Securities Act Regulations.

2.27. Board of Directors. The board of directors of the Company is comprised of the persons set forth under the heading of the Pricing Prospectus and the Prospectus captioned “Management”. The qualifications of the persons serving as board members, the overall composition of the board and the members of required committees of the board of directors comply with applicable provisions of the Exchange Act and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act Regulations”), the Sarbanes-Oxley Act of 2002 and the rules promulgated thereunder (the “Sarbanes-Oxley Act”) and the listing rules of the Exchange. At least one member of the Audit Committee of the board of directors of the Company qualifies as an “audit committee financial expert,” as such term is defined in Item 407 of Regulation S-K and the listing rules of the Exchange. In addition, at least a majority of the persons serving on the board of directors qualify as “independent” as defined under the listing rules of the Exchange.

2.28. Sarbanes-Oxley Compliance.

2.28.1. Disclosure Controls. The Company has developed and currently maintains disclosure controls and procedures that comply in all material respects with Rule 13a-15 or 15d-15 under the Exchange Act Regulations, and except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, such controls and procedures are effective to ensure that all material information concerning the Company will be made known on a timely basis to the individuals responsible for the preparation of the Company’s Exchange Act filings and other public disclosure documents.

2.28.2. Compliance. The Company is and at the Applicable Time and on the Closing Date will be, in material compliance with the provisions of the Sarbanes-Oxley Act applicable to it, and has implemented or will implement such programs and has taken reasonable steps to ensure the Company’s future compliance (not later than the relevant statutory and regulatory deadlines therefor) with all of the material provisions of the Sarbanes-Oxley Act.

2.29. Disclosure Controls and Procedures; Deficiencies in or Changes to Internal Control Over Financial Reporting. The Company is in the process of establishing systems of “internal control over financial reporting” (as defined under Rules 13a-15 and 15d-15 under the Exchange Act Regulations) and by the time of filing its initial periodic report under the Exchange Act will comply in all material respects with the requirements of the Exchange Act and will have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, which (i) enable the Company to comply with the applicable international rules for companies; (ii) are designed to ensure that material information relating to the Company is made known to the Company’s principal executive officer and its principal financial officer by others within those entities; and (iii) are effective in all material respects to perform the functions for which they were established. Since the end of the Company’s most recent audited fiscal year, there have been no significant deficiencies or material weakness in the Company’s internal control over financial reporting (whether or not remediated) and no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company is not aware of any change in its internal control over financial reporting that has occurred during its most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company is not aware of any material weaknesses in its internal controls. The Company’s auditors and the Audit Committee of the board of directors of the Company have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are known to the Company’s management and that have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud known to the Company’s management, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

2.30. No Investment Company Status. The Company is not and, after giving effect to the Offering and the application of the proceeds thereof as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be, required to register as an “investment company”, as defined in and pursuant to the Investment Company Act of 1940, as amended.

2.31. No Labor Disputes. No labor dispute with the employees of the Company exists or, to the knowledge of the Company, is imminent. The Company is not aware that any officer, key employee or significant group of employees of the Company plans to terminate employment with the Company.

2.32. Intellectual Property Rights. The Company owns or possesses or has valid rights to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, inventions, trade secrets and similar rights (“Intellectual Property Rights”) for the conduct of the business of the Company as currently carried on and as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus. To the knowledge of the Company, no action or use by the Company is necessary for the conduct of its business as currently carried on and as described in the Registration Statement and the Prospectus will involve or give rise to any infringement of, or license or similar fees for, any Intellectual Property Rights of others. The Company has not received any notice alleging any such infringement, fee or conflict with asserted Intellectual Property Rights of others. Except as would not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change: (A) to the knowledge of the Company, there is no infringement, misappropriation or violation by third parties of any of the Intellectual Property Rights owned by the Company; (B) there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or claim by others challenging the rights of the Company in or to any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim, that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (C) the Intellectual Property Rights owned by the Company and, to the knowledge of the Company, the Intellectual Property Rights licensed to the Company have not been adjudged by a court of competent jurisdiction invalid or unenforceable, in whole or in part, and there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property Rights, and the Company is unaware of any facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; (D) there is no pending or, to the Company’s knowledge, threatened action, suit, proceeding or claim by others that the Company infringes, misappropriates or otherwise violates any Intellectual Property Rights or other proprietary rights of others, the Company has not received any written notice of such claim and the Company is unaware of any other facts which would form a reasonable basis for any such claim that would, individually or in the aggregate, together with any other claims in this Section 2.32, reasonably be expected to result in a Material Adverse Change; and (E) to the Company’s knowledge, no employee of the Company is in or has ever been in violation in any material respect of any term of any employment contract, patent disclosure agreement, invention assignment agreement, non-competition agreement, non-solicitation agreement, nondisclosure agreement or any restrictive covenant to or with a former employer where the basis of such violation relates to such employee’s employment with the Company, or actions undertaken by the employee while employed with the Company and could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Change. To the Company’s knowledge, all material technical information developed by and belonging to the Company which has not been patented has been kept confidential. For all Company Intellectual Property, the Company and its representatives have met their duty of candor as required under 37 C.F.R. § 1.56 and complied with analogous law outside the United States requiring disclosure of references. To the Company’s knowledge, the Company has taken all actions reasonably necessary to protect, and where necessary register, the copyrights, trademarks, patent rights and trade secrets owned by or licensed exclusively to the Company (solely where the Company has the right to take such actions as to in-licensed intellectual property rights). Each current and former employee and individual contractor of the Company who is or was involved in the creation or development of any Company Intellectual Property has executed and delivered and, to the Company’s knowledge, is in compliance with an employment or consulting agreement containing nondisclosure, assignment and non-solicitation provisions, except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Change. The Company is not a party to or bound by any options, licenses or agreements with respect to the Intellectual Property Rights of any other person or entity that are required to be set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus and are not described therein. The Registration Statement, the Pricing Disclosure Package and the Prospectus contain in all material respects the same description of the matters set forth in the preceding sentence. None of the technology employed by the Company has been obtained or is being used by the Company in violation of any contractual obligation binding on the Company or, to the Company’s knowledge, any of its officers, directors or employees, or otherwise in violation of the rights of any persons.

2.33. Taxes. Each of the Company and its Subsidiaries has (i) filed all returns (as hereinafter defined) required to be filed with taxing authorities prior to the date hereof or has duly obtained extensions of time for the filing thereof and (ii) has paid all taxes (as hereinafter defined) shown as due on such returns that were filed and has paid all taxes imposed on or assessed against the Company or such respective Subsidiary except as currently being contested in good faith. The provisions for taxes payable, if any, shown on the financial statements filed with or as part of the Registration Statement are sufficient for all accrued and unpaid taxes, whether or not disputed, and for all periods to and including the dates of such consolidated financial statements. Except as disclosed in writing to the Underwriters, (i) no issues have been raised (and are currently pending) by any taxing authority in connection with any of the returns or taxes asserted as due from the Company or its Subsidiaries, and (ii) no waivers of statutes of limitation with respect to the returns or collection of taxes have been given by or requested from the Company or its Subsidiaries. To the Company’s knowledge, there are no tax liens against the assets, properties or business of the Company. The term “taxes” means all federal, state, local, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, fees, assessments or charges of any kind whatever, together with any interest and any penalties, additions to tax or additional amounts with respect thereto. The term “returns” means all returns, declarations, reports, statements and other documents required to be filed in respect to taxes.

2.34. Compliance with Laws. The Company (A) is and at all times has been in compliance with all statutes, rules, or regulations applicable to the business of the Company as currently conducted (“Applicable Laws”), except as could not, individually or in the aggregate, would not or would not reasonably be expected to result in a Material Adverse Change; (B) has not received any warning letter, untitled letter or other correspondence or notice from any Governmental Entity alleging or asserting noncompliance with any Applicable Laws or any Authorizations; (C) possesses all Authorizations and such Authorizations are valid and in full force and effect and is not in violation of any term of any such Authorizations, except where the invalidity of such Authorizations or the failure of such Authorizations to be in full force and effect or the violation of any term of such Authorizations would not or would not reasonably be expected to result in a Material Adverse Change; (D) has not received notice of any claim, action, suit, proceeding, hearing, enforcement, investigation, arbitration or other action from any Governmental Entity or third party alleging that any activity conducted by the Company is in violation of any Applicable Laws or Authorizations and has no knowledge that any such Governmental Entity or third party is considering any such claim, litigation, arbitration, action, suit, investigation or proceeding; (E) has not received notice that any Governmental Entity has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and has no knowledge that any such Governmental Entity is considering such action; and (F) has filed, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as required by any Applicable Laws or Authorizations and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were complete and correct on the date filed (or were corrected or supplemented by a subsequent submission), except where the failure to be so in compliance, individually or in the aggregate, would not or would not reasonably be expected to result in a Material Adverse Change.

2.35. Environmental Laws. The Company is in compliance with all foreign, federal, state and local rules, laws and regulations relating to the use, treatment, storage and disposal of hazardous or toxic substances or waste and protection of health and safety or the environment which are applicable to their businesses (“Environmental Laws”), except where the failure to comply would not, singularly or in the aggregate, result in a Material Adverse Change. There has been no storage, generation, transportation, handling, treatment, disposal, discharge, emission, or other release of any kind of toxic or other wastes or other hazardous substances by, due to, or caused by the Company (or, to the Company’s knowledge, any other entity for whose acts or omissions the Company is or may otherwise be liable) upon any of the property now or previously owned or leased by the Company, or upon any other property, in violation of any law, statute, ordinance, rule, regulation, order, judgment, decree or permit or which would, under any law, statute, ordinance, rule (including rule of common law), regulation, order, judgment, decree or permit, give rise to any liability, except for any violation or liability which would not have, singularly or in the aggregate with all such violations and liabilities, a Material Adverse Change; and there has been no disposal, discharge, emission or other release of any kind onto such property or into the environment surrounding such property of any toxic or other wastes or other hazardous substances with respect to which the Company has knowledge, except for any such disposal, discharge, emission, or other release of any kind which would not have, singularly or in the aggregate with all such discharges and other releases, a Material Adverse Change. In the ordinary course of business, the Company conducts periodic reviews of the effect of Environmental Laws on its business and assets, in the course of which they identify and evaluate associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or governmental permits issued thereunder, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such reviews, the Company has reasonably concluded that such associated costs and liabilities would not have, singularly or in the aggregate, a Material Adverse Change.

2.36. Title to Property. Except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company has good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all items of real or personal property which are material to the business of the Company, in each case free and clear of all liens, encumbrances, security interests, claims and defects that do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company; and all of the leases and subleases material to the business of the Company, and under which the Company holds properties described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, are, to the Company’s knowledge, in full force and effect, and the Company has not received any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company to the continued possession of the leased or subleased premises under any such lease or sublease.

2.37. Contracts Affecting Capital. There are no transactions, arrangements or other relationships between and/or among the Company, any of its affiliates (as such term is defined in Rule 405 under the Securities Act) and any unconsolidated entity, including, but not limited to, any structured finance, special purpose or limited purpose entity that could reasonably be expected to materially affect the Company’s liquidity or the availability of or requirements for their capital resources required to be described or incorporated by reference in the Registration Statement, the Pricing Disclosure Package and the Prospectus which have not been described or incorporated by reference as required.

2.38. Loans to Directors or Officers. There are no outstanding loans, advances (except normal advances for business expenses in the ordinary course of business) or guarantees or indebtedness by the Company to or for the benefit of any of the officers or directors of the Company or any of their respective family members, except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

2.39. Ineligible Issuer. At the time of filing the Registration Statement and any post-effective amendment thereto, at the Effective Date and at the time of any amendment thereto, the Company was not and is not an “ineligible issuer” as defined in Rule 405, without taking account of any determination by the Commission pursuant to paragraph (2) of the definition of “ineligible issuer” in Rule 405 that it is not necessary under the circumstances that the Company be considered an ineligible issuer.

2.40. Emerging Growth Company Status. From the time of initial confidential submission of the Registration Statement to the Commission (or, if earlier, the first date on which the Company engaged in oral or written communications within the meaning of Section 5(d) of the Securities Act) through the date hereof, the Company has been and is an “emerging growth company,” as defined in Section 2(a) of the Securities Act (an “Emerging Growth Company”). The Company will promptly notify the Representative if the Company ceases to be an Emerging Growth Company at any time prior to the later of (i) the time when a prospectus relating to the Public Shares is not required by the Securities Act to be delivered (whether physically or through compliance with Rule 172 under the Securities Act or any similar rule) and (ii) the expiration of the Lock-Up Period (as defined herein).

2.41. Free-Writing Prospectus and Testing-the-Waters. The Company has not made any offer relating to the Public Securities that would constitute an issuer free writing prospectus, as defined in Rule 433 under the Securities Act, or that would otherwise constitute a “free writing prospectus” as defined in Rule 405. The Company: (a) has not engaged in any Testing-the-Waters Communication (as defined herein) other than with the consent of the Representative with entities that are “qualified institutional buyers” within the meaning of Rule 144A under the Securities Act or institutions that are “accredited investors” within the meaning of Rule 501 under the Securities Act and (b) has not authorized anyone to engage in Testing-the-Waters Communications other than its officers and the Representative and individuals engaged by either of the Representative. The Company has not distributed any written Testing-the-Waters Communications. “Testing-the-Waters Communication” means any oral or written communication with potential investors undertaken in reliance on Section 5(d) of the Securities Act or Rule 163B thereunder.

2.42. Industry Data. The statistical and market-related data included in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus are based on or derived from sources that the Company reasonably and in good faith believes are reliable and accurate or represent the Company’s good faith estimates that are made on the basis of data derived from such sources.

2.43. Electronic Road Show. The Company has made available a bona fide electronic road show in compliance with Rule 433(d)(8)(ii) of the Securities Act Regulations such that no filing of any “road show” (as defined in Rule 433(h) of the Securities Act Regulations) is required in connection with the Offering.

2.44. Margin Securities. The Company owns no “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of Offering will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Public Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

2.45.  Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

2.46.  Integration. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause the Offering to be integrated with prior offerings by the Company for purposes of the Securities Act that would require the registration of any such securities under the Securities Act.

2.47.  Confidentiality and Non-Competition. To the Company’s knowledge, no director, officer, key employee or consultant of the Company is subject to any confidentiality, non-disclosure, non-competition agreement or non-solicitation agreement with any employer (other than the Company) or prior employer that could materially affect his or her ability to be and act in his or her respective capacity of the Company or be expected to result in a Material Adverse Change.

2.48.  Corporate Records. The minute books of the Company have been made available to the Representative and counsel to the Underwriters and such books (i) contain minutes of all material meetings and actions of the Board of Directors (including each board committee) and shareholders of the Company, and (ii) reflect all material transactions referred to in such minutes.

2.49. Diligence Materials. The Company has provided to the Representative and counsel to the Underwriters all materials required or necessary to respond in all material respects to the diligence request submitted to the Company or Company Counsel (as defined in Section 4.2.1) by the Representative.

2.50. Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders (without the consent of the Representative) has taken, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Shares.

2.51.  Non-Contravention of Existing Instruments; No Further Authorizations or Approvals Required. The Company is not (i) in violation of its memorandum and articles of association, or (ii) in default (or, with the giving of notice or lapse of time, would be in default) (“Default”) under any indenture, loan, credit agreement, note, lease, license agreement, contract, franchise or other instrument (including, without limitation, any pledge agreement, security agreement, mortgage or other instrument or agreement evidencing, guaranteeing, securing or relating to indebtedness) to which the Company is a party or by which it may be bound, or to which any of its properties or assets are subject (each, an “Existing Instrument”) by virtue of the Company’s entry into this Agreement, except for such Defaults as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change. The Company’s execution, delivery and performance of this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant and each Lock-Up Agreement and the consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Pricing Disclosure Package or the Prospectus and the issuance and sale of the Public Shares (including the use of proceeds from the sale thereof as described in the Registration Statement, the Pricing Disclosure Package or the Prospectus) (i) have been duly authorized by all necessary corporate action and will not result in any violation of the provisions of the memorandum and articles of association of the Company; (ii) will not conflict with or constitute a breach of, or Default or a Debt Repayment Triggering Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company pursuant to, or require the consent of any other party to, any Existing Instrument, and (iii) will not result in any violation of any law, administrative regulation or administrative or court decree applicable to the Company, except in the case of clauses (ii) and (iii), as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Change. No consent, approval, authorization or other order of, or registration or filing with, any court or other governmental or regulatory authority or agency, is required for the Company’s execution, delivery and performance of this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant and each Lock-Up Agreement and consummation of the transactions contemplated hereby and thereby and by the Registration Statement, the Pricing Disclosure Package or the Prospectus, except such as have been obtained or made by the Company and are in full force and effect under the Securities Act and such as may be required under applicable state securities or blue sky laws or FINRA or the Exchange. As used herein, a “Debt Repayment Triggering Event” means any event or condition which gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the purchase redemption or repayment of all or a portion of such indebtedness by the Company.

3. COVENANTS OF THE COMPANY.

The Company covenants and agrees as follows:

3.1. Amendments to Registration Statement. The Company shall deliver to the Representative, at least one (1) Business Day (or such shorter time mutually agreed by the parties hereto) prior to filing, any amendment or supplement to the Registration Statement or Prospectus proposed to be filed after the Effective Date and not file any such amendment or supplement to which the Representative shall reasonably object in writing.

3.2. Federal Securities Laws.

3.2.1. Compliance. The Company, subject to Section 3.2.2, shall comply with the requirements of Rule 430A of the Securities Act Regulations, and will notify the Representative promptly, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective or any amendment or supplement to the Prospectus shall have been filed; (ii) of its receipt of any comments from the Commission; (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information; (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Public Shares for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes or of any examination pursuant to Section 8(d) or 8(e) of the Securities Act concerning the Registration Statement; or (v) if the Company becomes the subject of a proceeding under Section 8A of the Securities Act in connection with the Offering of the Public Shares. The Company shall effect all filings required under Rule 424(b) of the Securities Act Regulations, in the manner and within the time period required by Rule 424(b) (without reliance on Rule 424(b)(8)) and shall take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company shall use its best efforts to prevent the issuance of any stop order, prevention or suspension and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

3.2.2. Continued Compliance. The Company shall comply with the Securities Act, the Securities Act Regulations, the Exchange Act and the Exchange Act Regulations so as to permit the completion of the distribution of the Public Shares as contemplated in this Agreement and in the Registration Statement, the Pricing Disclosure Package and the Prospectus. If at any time when a prospectus relating to the Public Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations (“Rule 172”), would be) required by the Securities Act to be delivered in connection with sales of the Public Shares, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel to the Underwriters or Company Counsel (as defined in Section 4.2.1), to (i) amend the Registration Statement in order that the Registration Statement will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) amend or supplement the Pricing Disclosure Package or the Prospectus in order that the Pricing Disclosure Package or the Prospectus, as the case may be, will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading at the time it is delivered to a purchaser; or (iii) amend the Registration Statement or amend or supplement the Pricing Disclosure Package or the Prospectus, as the case may be, in order to comply with the requirements of the Securities Act or the Securities Act Regulations, the Company will promptly (A) give the Representative notice of such event; (B) prepare any amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the Pricing Disclosure Package or the Prospectus comply with such requirements and, a reasonable amount of time prior to any proposed filing or use, furnish the Representative copies of any such amendment or supplement; and (C) file with the Commission any such amendment or supplement; provided that the Company shall not file or use any such amendment or supplement to which the Representative or counsel to the Underwriters shall reasonably object. The Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. The Company shall give the Representative notice of its intention to make any such filing from the Applicable Time until the later of the Closing Date and the exercise in full or expiration of the Over-allotment Option and will furnish the Representative with copies of the related document(s) a reasonable amount of time prior to such proposed filing, as the case may be, and will not file or use any such document to which the Representative or counsel to the Underwriters shall reasonably object.

3.2.3. Exchange Act Registration. For a period of three (3) years after the date of this Agreement, the Company shall use its reasonable best efforts to maintain the registration of the Ordinary Share under the Exchange Act. For a period of two (2) years after the date of this Agreement, the Company shall not deregister the Ordinary Share under the Exchange Act without the prior written consent of the Representative.

3.2.4. Free Writing Prospectuses. The Company agrees that, unless it obtains the prior written consent of the Representative, it shall not make any offer relating to the Public Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus,” or a portion thereof, required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the Representative shall be deemed to have consented to each Issuer General Use Free Writing Prospectus set forth in Schedule 2-B. The Company represents that it has treated or agrees that it will treat each such free writing prospectus consented to, or deemed consented to, by the Representative as an “issuer free writing prospectus,” as defined in Rule 433, and that it has complied and will comply with the applicable requirements of Rule 433 with respect thereto, including timely filing with the Commission where required, legending and record keeping. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company will promptly notify the Representative and will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

3.2.5. Testing-the-Waters Communications. If at any time following the distribution of any Written Testing-the-Waters Communication there occurred or occurs an event or development as a result of which such Written Testing-the-Waters Communication included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at that subsequent time, not misleading, the Company shall promptly notify the Representative and shall promptly amend or supplement, at its own expense, such Written Testing-the-Waters Communication to eliminate or correct such untrue statement or omission.

3.3. Delivery to the Underwriters of Registration Statements. The Company has delivered or made available or shall deliver or make available to the Representative and counsel to the Underwriters, without charge, conformed copies of the Registration Statement as originally filed and each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts, and will also deliver to each Underwriter, without charge, a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) upon receipt of a written request therefor from such Underwriter. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.4. Delivery to the Underwriters of Prospectuses. The Company has delivered or made available or will deliver or make available to each Underwriter, without charge, as many copies of each Preliminary Prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the Securities Act. The Company will furnish to each Underwriter, without charge, during the period when a prospectus relating to the Public Shares is (or, but for the exception afforded by Rule 172 of the Securities Act Regulations, would be) required to be delivered under the Securities Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

3.5. Effectiveness and Events Requiring Notice to the Representative. The Company shall use its best efforts to cause the Registration Statement to remain effective with a current prospectus for at least nine (9) months after the Applicable Time, and shall notify the Representative promptly and confirm the notice in writing: (i) of the effectiveness of the Registration Statement and any amendment thereto; (ii) of the issuance by the Commission of any stop order or of the initiation, or the threatening, of any proceeding for that purpose; (iii) of the issuance by any state securities commission of any proceedings for the suspension of the qualification of the Public Shares for offering or sale in any jurisdiction or of the initiation, or the threatening, of any proceeding for that purpose; (iv) of the mailing and delivery to the Commission for filing of any amendment or supplement to the Registration Statement or Prospectus; (v) of the receipt of any comments or request for any additional information from the Commission; and (vi) of the happening of any event during the period described in this Section 3.5 that, in the judgment of the Company, makes any statement of a material fact made in the Registration Statement, the Pricing Disclosure Package or the Prospectus untrue or that requires the making of any changes in (a) the Registration Statement in order to make the statements therein not misleading, or (b) in the Pricing Disclosure Package or the Prospectus in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Commission or any state securities commission shall enter a stop order or suspend such qualification at any time, the Company shall use its commercially reasonable efforts to obtain promptly the lifting of such order.

3.6. Review of Financial Statements. For a period of three (3) years after the date of this Agreement, the Company, at its expense, shall cause its regularly engaged independent registered public accounting firm to review (but not audit) the Company’s interim financial statements for each period covered by any Company’s announcement of financial information, before such announcement is made.

3.7. Listing. The Company shall use its reasonable best efforts to maintain the listing of the Public Shares on the Exchange until at least three (3) years after the date of this Agreement.

3.8. Financial Public Relations. The Company shall have retained a financial public relations firm reasonably acceptable to the Representative and the Company, which firm shall be experienced in assisting issuers in initial public offerings of securities and in their relations with their security holders, and shall retain such firm or another firm reasonably acceptable to the Representative for a period of not less than two (2) years after the Effective Date.

3.9. Reports to the Representative.

3.9.1. Periodic Reports, etc. For a period of three (3) years after the date of this Agreement, the Company shall furnish or make available to the Representative copies of such financial statements and other periodic and special reports as the Company from time to time furnishes generally to holders of any class of its securities and also promptly furnish to the Representative: (i) a copy of each periodic report the Company shall be required to file with the Commission under the Exchange Act and the Exchange Act Regulations; (ii) a copy of every press release and every news item and article with respect to the Company or its affairs which was released by the Company; (iii) a copy of each Current Report on Form 8-K prepared and filed by the Company; (iv) a copy of each registration statement filed by the Company under the Securities Act; (v) a copy of each report or other communication furnished to shareholders and (vi) such additional documents and information with respect to the Company and the affairs of any future subsidiaries of the Company as the Representative may from time to time reasonably request. Documents filed with the Commission pursuant to its EDGAR system or press releases shall be deemed to have been delivered to the Representative pursuant to this Section 3.9.1. Any documents not filed with the Commission pursuant to its EDGAR system shall be delivered to info@rflafferty.com.

3.9.2. Transfer Agent; Transfer Sheets. For a period of three (3) years after the date of this Agreement, the Company shall retain a transfer agent and registrar acceptable to the Representative (the “Transfer Agent”) and shall furnish to the Representative at the Company’s sole cost and expense such transfer sheets of the Company’s securities as either of the Representative may reasonably request, including the daily and monthly consolidated transfer sheets of the Transfer Agent and DTC. Colonial Stock Transfer Company, Inc. is acceptable to the Representative to act as Transfer Agent for the Ordinary Share.

3.9.3. Trading Reports. For a period of three (3) years after the date of this Agreement, during such time as any of the Public Shares are listed on the Exchange, the Company shall provide to the Representative, at the Company’s expense, such reports published by the Exchange relating to price trading of the Public Shares, as the either of Representatives shall reasonably request.

3.10. Payment of Expenses

3.10.1. General Expenses Related to the Offering. The Company hereby agrees to pay on each of the Closing Date and the Option Closing Date, if any, to the extent not paid at the Closing Date, all expenses related to the Offering or otherwise incident to the performance of the obligations of the Company under this Agreement, including, but not limited to: (a) all filing fees and expenses relating to the registration of the Public Shares with the Securities and Exchange Commission; (b) all fees and expenses relating to the listing of the Public Shares on the Exchange and such other stock exchanges as the Company and the Representative together determine, including any fees charged by DTC; (c) all fees, expenses and disbursements relating to the registration or qualification of the Public Shares under “blue sky” or securities laws of such states of the United States of America and other jurisdictions designated by the Representative, including the reasonable fees and expenses of blue sky counsel to the Representative; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Public Shares under the securities laws of such foreign jurisdictions as reasonably designated by the Representative; (e) the costs of all mailing and printing of documents relating to the Offering (including, without limitation, the Underwriting Agreement, any Blue Sky Surveys and, if appropriate, any Agreement Among Underwriters, Selected Dealers’ Agreement, Underwriters’ Questionnaire and Power of Attorney, Registration Statements, Prospectuses and all amendments, supplements and exhibits thereto and as many preliminary and final Prospectuses as the Representative may reasonably deem necessary); (f) transfer and/or stamp taxes, if any, payable upon our transfer of the Public Shares to the Underwriters; (g) the fees and expenses of the Company’s accountants; (h) the fees and expenses of the Company’s legal counsel and other agents and representatives; (i) all filing fees and communication expenses associated with the review of the Offering by FINRA; (j) $5,000 cost associated with the Representative’s clearing system data services and communications expenses; (k) the $10,000 cost associated with the Representative’s Capital IQ system for comparable company analysis and valuation; (l) all fees, expenses and disbursements relating to background checks of directors and officers of the Company; (m) the costs associated with bound volumes of the offering materials as well as commemorative mementos and Lucite tombstones; (n) the fees of counsel to the Underwriters in an amount not to exceed $175,000; provided, that the Company agrees to pay the fees of external counsel legal costs to the underwriters regardless of whether the Offering is consummated, and provided further that, in the event there is not a Closing, the Company shall pay the actual expenses incurred by the Underwriters for such legal counsel up to $50,000. The Company paid an expense advance of $15,000 to the Representative upon the execution of the Engagement Letter (as defined in Section 9.4) for the Representative’s anticipated out-of-pocket expenses, which shall be included toward the maximum accountable expense allowance of $175,000 to be paid to the Representative as set forth under this Section; any expense advances will be returned to the Company to the extent the Representative’s accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A). The Company shall also pay to the Representative a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering (excluding any proceeds from the exercise of the over-allotment option) at Closing.

The Representative may deduct from the net proceeds of the Offering payable to the Company on the Closing Date, or the Option Closing Date, if any, the expenses set forth herein to be paid by the Company to the Underwriters.

3.11. Application of Net Proceeds. The Company shall apply the net proceeds from the Offering received by it in a manner consistent with the application thereof described under the caption “Use of Proceeds” in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

3.12. Delivery of Earnings Statements to Security Holders. The Company shall make generally available to its security holders as soon as practicable, but not later than the first day of the fifteenth (15th) full calendar month following the date of this Agreement, an earnings statement (which need not be certified by an independent registered public accounting firm unless required by the Securities Act or the Securities Act Regulations, but which shall satisfy the provisions of Rule 158(a) under Section 11(a) of the Securities Act) covering a period of at least twelve (12) consecutive months beginning after the date of this Agreement.

3.13. Stabilization. Neither the Company nor, to its knowledge, any of its employees, directors or shareholders has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M under the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Public Shares.

3.14. Internal Controls. For a period of one (1) year after the date of this Agreement, the Company shall maintain a system of internal accounting controls sufficient to provide reasonable assurances that: (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary in order to permit preparation of financial statements in accordance with IFRS and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

3.15. Accountants. As of the date of this Agreement, the Company has retained an independent registered public accounting firm, as required by the Securities Act and the Securities Act Regulations and the Public Company Accounting Oversight Board, reasonably acceptable to the Representative, and the Company shall continue to retain a nationally recognized independent registered public accounting firm for a period of at least three (3) years after the date of this Agreement. The Representative acknowledges that Kreit & Chiu CPA LLP is acceptable to the Representative.

3.16. FINRA. For a period of 60 days from the later of the Closing Date or the Option Closing Date, the Company shall advise the Representative (who shall make an appropriate filing with FINRA) if it is or becomes aware that (i) any officer or director of the Company, (ii) any beneficial owner of 10% or more of any class of the Company’s securities or (iii) any beneficial owner of the Company’s unregistered equity securities which were acquired during the 180 days immediately preceding the filing of the Registration Statement is or becomes an affiliate or associated person of a FINRA member participating in the Offering (as determined in accordance with the rules and regulations of FINRA).

3.17. No Fiduciary Duties. The Company acknowledges and agrees that the Underwriters’ responsibility to the Company is solely contractual in nature and that none of the Underwriters or their affiliates or any selling agent shall be deemed to be acting in a fiduciary capacity, or otherwise owes any fiduciary duty to the Company or any of its affiliates in connection with the Offering and the other transactions contemplated by this Agreement.

3.18. Company Lock-Up Agreement. The Company, on behalf of itself and any successor entity, agrees that without the prior written consent of the Representative, it will not, for a period of one hundred eighty (180) days after the date of this Agreement (the “Lock-Up Period”), (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract act to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company; (ii) file or cause to be filed any registration statement with the Commission relating to the offering of any shares of the Company or any securities convertible into or exercisable or exchangeable for shares of the Company other than a registration statement on Form F-4 or S-8; (iii) complete any offering of debt securities of the Company, other than entering into a line of credit or senior credit facility with a traditional bank or other lending institution; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of shares of the Company, whether any such transaction described in clause (i), (ii), (iii), or (iv) above is to be settled by delivery of shares of the Company or such other securities, in cash or otherwise.

The restrictions contained in this Section 3.18 shall not apply to (i) the Public Shares to be sold hereunder; (ii) the issuance by the Company of the Ordinary Share upon the exercise of a share option or warrant, the conversion of a security, or pursuant to a contractual obligation, in each case issued and outstanding on the date hereof, provided that such options, warrants, securities or contracts are disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus and have not been amended since the date of this Agreement to increase the number of such securities or to decrease the exercise price, exchange price or conversion price of such securities or to extend the term of such securities, (iii) the issuance of the Ordinary Shares issued as part of the purchase price in connection with the acquisitions or strategic transactions, provided certain conditions are met, or (iv) the issuance by the Company of any Ordinary Share or standard options to purchase such shares to directors, officers, employees or consultants of the Company in their capacity as such pursuant to an Approved Share Plan (as defined below), (v) the issuance of Ordinary Shares, options or convertible securities to banks, equipment lessors or other financial institutions, or to real property lessors, pursuant to a debt financing, equipment leasing or real property leasing transaction approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the company is primarily issuing Ordinary Shares or Ordinary Share equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; (vi) the issuance of Ordinary Shares, options or convertible securities in connection with the provision of goods or services pursuant to transactions approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the company is issuing Ordinary Shares or Ordinary Share equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities; and (vii) the issuance of Ordinary Shares, options or convertible securities issued in connection with sponsored research, collaboration, technology license, development, investor or public relations, marketing or other similar agreements or strategic partnerships approved by a majority of the disinterested directors of the Company but shall not include a transaction in which the Company is primarily issuing Ordinary Shares or Ordinary Share equivalents primarily for the purpose of raising capital or to a person or an entity whose primary business is investing in securities. For purposes of this section, “Approved Share Plan” means any employee benefit plan which has been approved by the board of directors of the Company prior to or subsequent to the date hereof pursuant to which the Ordinary Share and standard options to purchase such shares may be issued to any employee, officer, director or consultant for services provided to the Company in their capacity as such.

3.19. Release of D&O Lock-up Period. If the Representative, in their sole discretion, agrees to release or waive the restrictions set forth in the Lock-Up Agreements described in Section 2.24 hereof for an officer or director or any other holder(s) of the issued and outstanding Ordinary Shares as of the effective date of the Registration Statement (and all holders of securities exercisable for or convertible into Ordinary Shares) of the Company and provides the Company with notice of the impending release or waiver at least three (3) Business Days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Exhibit C hereto through a major news service at least two (2) Business Days before the effective date of the release or waiver.

3.20. Blue Sky Qualifications. The Company shall use its best efforts, in cooperation with the Underwriters, if necessary, to qualify the Public Shares for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Public Shares; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

3.21. Reporting Requirements. The Company, during the period when a prospectus relating to the Public Shares is (or, but for the exception afforded by Rule 172, would be) required to be delivered under the Securities Act, will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and Exchange Act Regulations. Additionally, the Company shall report the use of proceeds from the issuance of the Public Shares as may be required under Rule 463 under the Securities Act Regulations.

3.22. Emerging Growth Company Status. The Company shall promptly notify the Representative if the Company ceases to be an “emerging growth company” within the meaning of Section 2(a) of the Securities Act at any time prior to the later of (i) completion of the distribution of the Public Shares and (ii) fifteen (15) days following the completion of the Lock-Up Period.

3.23. Press Releases. Prior to the Closing Date and any Option Closing Date, the Company shall not issue any press release or other communication directly or indirectly or hold any press conference with respect to the Company, its condition, financial or otherwise, or earnings, business affairs or business prospects (except for routine oral marketing communications in the ordinary course of business and consistent with the past practices of the Company and of which the Representative are notified), without the prior written consent of the Representative, which consent shall not be unreasonably withheld, unless in the judgment of the Company and its counsel, and after notification to the Representative, such press release or communication is required by law.

3.24. Sarbanes-Oxley. The Company shall at all times comply in all material respects with all applicable provisions of the Sarbanes-Oxley Act in effect from time to time.

3.25. IRS Forms. If requested by the Representative, the Company shall deliver to each Underwriter (or its agent), prior to or at the Closing Date, a properly completed and executed Internal Revenue Service (“IRS”) Form W-9 or an IRS Form W-8, as appropriate, together with all required attachments to such form.

4. CONDITIONS OF UNDERWRITERS’ OBLIGATIONS.

The obligations of the Underwriters to purchase and pay for the Public Shares, as provided herein, shall be subject to (i) the continuing accuracy of the representations and warranties of the Company as of the date hereof and as of each of the Closing Date and the Option Closing Date, if any; (ii) the accuracy of the statements of officers of the Company made pursuant to the provisions hereof; (iii) the performance by the Company of its obligations hereunder; and (iv) the following conditions:

4.1. Regulatory Matters.

4.1.1. Effectiveness of Registration Statement; Rule 430A Information. The Registration Statement has become effective not later than 5:30 p.m., New York City time, on the date of this Agreement or such later date and time as shall be consented to in writing by the Representative, and, at each of the Closing Date and any Option Closing Date, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto shall have been issued under the Securities Act, no order preventing or suspending the use of any Preliminary Prospectus or the Prospectus shall have been issued and no proceedings for any of those purposes shall have been instituted or are pending or, to the Company’s knowledge, contemplated by the Commission. The Company has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) under the Securities Act Regulations or a post-effective amendment providing such information shall have been filed with, and declared effective by, the Commission in accordance with the requirements of Rule 430A under the Securities Act Regulations.

4.1.2. FINRA Clearance. On or before the date of this Agreement, the Representative shall have received a letter of no objections from FINRA as to the terms and arrangements and amount of compensation allowable or payable to the Underwriters as described in the Registration Statement.

4.1.3. Exchange Clearance. On the Closing Date, the Public Shares shall have been approved for listing on the Exchange, subject only to official notice of issuance.

4.2. Company Counsel Matters.

4.2.1. Closing Date Opinions of Counsel for the Company. On the Closing Date, the Representative shall have received the favorable opinion and negative assurance letter of Bevilacqua PLLC (“Company Counsel”), counsel to the Company as to federal law of the United States of America, and the law of the State of New York, dated the Closing Date and addressed to the Representative as representative of the Underwriters, each in form and substance reasonably satisfactory to the Representative and counsel to the Representative;

4.2.2. Option Closing Date Opinions of Counsel for the Company. On the Option Closing Date, if any, the Representative shall have received (i) the favorable opinion and negative assurance letter of Company Counsel, dated the Option Closing Date, addressed to the Representative and in form and substance satisfactory to the Representative and counsel to the Representative, confirming as of the Option Closing Date, the pursuant to Section 4.2.1 hereof.

4.2.3. Opinion of Singapore Counsel. On the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of ReThink Legal, Singapore counsel to the Company, dated the Closing Date and the Option Closing Date, respectively, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.2.4 Opinion of British Virgin Islands Counsel. On the Closing Date and the Option Closing Date, if any, the Representative shall have received the favorable opinion of Conyers Dill & Pearman, British Virgin Islands counsel to the Company as to the law of British Virgin Islands, dated the Closing Date and the Option Closing Date, respectively, and addressed to the Representative, in form and substance reasonably satisfactory to the Representative.

4.3. Comfort Letters.

4.3.1. Comfort Letter. At the time this Agreement is executed, the Representative shall have received a “cold comfort letter” from the Auditor containing statements and information of the type customarily included in accountants’ comfort letters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus, addressed to the Representative and in form and substance satisfactory in all respects to the Representative and to counsel to the Underwriters, dated as of the date of this Agreement.

4.3.2. Bring-down Comfort Letters. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received from the Auditor a letter, dated as of the Closing Date or the Option Closing Date, as applicable, to the effect that the Auditors reaffirms the statements made in the letter furnished pursuant to Section 4.3.1.

4.4. Officers’ Certificates.

4.4.1. Officers’ Certificate. The Company shall have furnished to the Representative a certificate, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), of its Chief Executive Officer or President, and its Chief Financial Officer stating that on behalf of the Company and not in an individual capacity that (i) such officers have examined the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus and the Prospectus and, in their opinion, the Registration Statement and each amendment thereto after the Effective Date, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date) did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Pricing Disclosure Package, as of the Applicable Time and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), any Issuer Free Writing Prospectus as of its date and as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the Prospectus and each amendment or supplement thereto after the Effective Date, as of the respective date thereof and as of the Closing Date, did not include any untrue statement of a material fact and did not omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances in which they were made, not misleading, (ii) to their knowledge after reasonable investigation, as of the Closing Date (or any Option Closing Date if such date is other than the Closing Date), the representations and warranties of the Company in this Agreement are true and correct and the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date (or any Option Closing Date if such date is other than the Closing Date), and (iii) there has not been, subsequent to the date of the most recent audited financial statements included in the Pricing Disclosure Package, a Material Adverse Change.

4.4.2. CEO’s Certificate. At each of the Closing Date and the Option Closing Date, if any, the Representative shall have received a certificate of the Company signed by the CEO of the Company, dated the Closing Date and any Option Closing Date (if such date is other than the Closing Date), certifying on behalf of the Company and not in an individual capacity: (i) that each of the memorandum and articles of association of the Company is true and complete, has not been modified and is in full force and effect; (ii) that the resolutions of the Company’s Board of Directors relating to the Offering are in full force and effect and have not been modified; (iii) as to the accuracy and completeness of all correspondence between the Company or its counsel and the Commission; and (iv) as to the incumbency of the officers of the Company. The documents referred to in such certificate shall be attached to such certificate.

4.5. No Material Changes. Prior to and on each of the Closing Date and each Option Closing Date, if any: (i) there shall have been no Material Adverse Change in the condition (financial or otherwise), results of operations, business, assets or prospects of the Company from the latest dates as of which such condition is set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (ii) no action, suit or proceeding, at law or in equity, shall have been pending or threatened against the Company or any Insider before or by any court or federal or state commission, board or other administrative agency wherein an unfavorable decision, ruling or finding may reasonably be expected to result in a Material Adverse Change, except as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus; (iii) no stop order shall have been issued under the Securities Act and no proceedings therefor shall have been initiated or threatened by the Commission; and (iv) the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendments or supplements thereto shall contain all material statements which are required to be stated therein in accordance with the Securities Act and the Securities Act Regulations and shall conform in all material respects to the requirements of the Securities Act and the Securities Act Regulations, and neither the Registration Statement, the Pricing Disclosure Package nor the Prospectus nor any amendment or supplement thereto shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.6.  No Material Misstatement or Omission. The Underwriters shall not have discovered and disclosed to the Company on or prior to the Closing Date and any Option Closing Date that the Registration Statement or any amendment or supplement thereto contains an untrue statement of a fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which, in the opinion of such counsel, is material and is required to be stated therein or is necessary to make the statements therein not misleading, or that the Registration Statement, the Pricing Disclosure Package, any Issuer Free Writing Prospectus or the Prospectus or any amendment or supplement thereto contains an untrue statement of fact which, in the opinion of counsel to the Underwriters, is material or omits to state any fact which, in the opinion of counsel to the Underwriters, is material and is necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading.

4.7.  Corporate Proceedings. All corporate proceedings and other legal matters incident to the authorization, form and validity of each of this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant and each Lock-Up Agreement the Public Shares, the Registration Statement, the Pricing Disclosure Package, each Issuer Free Writing Prospectus, if any, and the Prospectus and all other legal matters relating to this Agreement, the Representative’s Warrant Agreement, the Representative’s Warrant and each Lock-Up Agreement and the transactions contemplated hereby and thereby shall be reasonably satisfactory in all material respects to counsel to the Underwriters, and the Company shall have furnished to such counsel all documents and information that they may reasonably request to enable them to pass upon such matters.

4.8.  Delivery of Agreements.

4.8.1. Lock-Up Agreements. On or before the date of this Agreement, the Company shall have delivered to the Representative executed copies of the Lock-Up Agreements from each of the persons listed in Schedule 3 hereto.

4.8.2. Other Agreements. On the Closing Date, the Company shall have delivered to the Representative executed copies of Representatives’ Warrant Agreement and the Representative’s Warrant.

4.9.  Additional Documents. At the Closing Date and at each Option Closing Date (if any) counsel to the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling counsel to the Underwriters to deliver an opinion to the Underwriters, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company in connection with the issuance and sale of the Public Shares as herein contemplated shall be satisfactory in form and substance to the Representative and counsel to the Underwriters.

5. INDEMNIFICATION.

5.1.  Indemnification of the Underwriters.

5.1.1. General. The Company shall, to the fullest extent permitted by applicable laws, indemnify and hold harmless each Underwriter, its affiliates and each of its and their respective directors, officers, members, employees, representatives, partners, shareholders, affiliates, counsel and agents and each person, if any, who controls any such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (collectively the “Underwriter Indemnified Parties,” and each an “Underwriter Indemnified Party”), against any and all loss, liability, claim, damage and expense whatsoever (including but not limited to any and all legal or other expenses reasonably incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim whatsoever, whether arising out of any action between any of the Underwriter Indemnified Parties and the Company or between any of the Underwriter Indemnified Parties and any third party, or otherwise) to which they or any of them may become subject under the Securities Act, the Exchange Act or any other statute or at common law or otherwise or under the laws of foreign countries, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in (i) the Registration Statement, the Pricing Disclosure Package, the Preliminary Prospectus, the Prospectus or any Issuer Free Writing Prospectus (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (in this Section 5, collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Public Shares under the securities laws thereof or filed with the Commission, any state securities commission or agency, the Exchange or any other national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, the Underwriters’ Information. With respect to any untrue statement or omission or alleged untrue statement or omission made in the Pricing Disclosure Package, the indemnity agreement contained in this Section 5.1.1 shall not inure to the benefit of any Underwriter Indemnified Party to the extent that any loss, liability, claim, damage or expense of such Underwriter Indemnified Party (a) is based on the Underwriters’ Information, (b) results from the fact that a copy of the Prospectus was not given or sent to the person asserting any such loss, liability, claim or damage at or prior to the written confirmation of sale of the Public Shares to such person as required by the Securities Act and the Securities Act Regulations, and if the untrue statement or omission has been corrected in the Prospectus, unless such failure to deliver the Prospectus was a result of non-compliance by the Company with its obligations under Section 3.3 hereof, or (c) is found in a final, non-appealable judgment of a court of competent jurisdiction to have resulted primarily from the fraud, willful misconduct or gross negligence of such Underwriter Indemnified Party.

5.1.2. Procedure. If any action is brought against an Underwriter Indemnified Party in respect of which indemnity may be sought against the Company pursuant to Section 5.1.1, such Underwriter Indemnified Party shall promptly notify the Company in writing of the institution of such action and the Company shall be entitled to participate therein and, to the extent that it wishes, jointly with any other similarly notified indemnifying party, to assume the defense of such action, including the employment and fees of counsel (subject to the reasonable approval of such Underwriter Indemnified Party) and payment of actual expenses. Such Underwriter Indemnified Party shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such Underwriter Indemnified Party unless (i) the employment of such counsel at the expense of the Company shall have been authorized in writing by the Company in connection with the defense of such action, or (ii) the Company shall not have employed counsel to have charge of the defense of such action, or (iii) the action includes both the Company and the indemnified party as defendants and such indemnified party or parties shall have been advised by its counsel in writing that there may be defenses available to it or them which are different from or additional to those available to the Company which makes it impossible or inadvisable for the Company and such indemnified party to be represented in the action by the same counsel (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party), in any of which events the reasonable fees and expenses of not more than one additional firm of attorneys selected by the Underwriter Indemnified Parties who are party to such action (in addition to local counsel) shall be borne by the Company. Notwithstanding anything to the contrary contained herein, if any Underwriter Indemnified Party shall assume the defense of such action as provided above, the Company shall have the right to approve the terms of any settlement of such action, which approval shall not be unreasonably withheld.

5.2. Indemnification of the Company. Each Underwriter, severally and not jointly, shall, to the fullest extent permitted by applicable laws, indemnify and hold harmless the Company, its directors, its officers who signed the Registration Statement and persons who control the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the foregoing indemnity from the Company to the several Underwriters, as incurred, but only with respect to such losses, liabilities, claims, damages and expenses (or actions in respect thereof) which arise out of or are based upon untrue statements or omissions made in the Registration Statement, any Preliminary Prospectus, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or in any application, in reliance upon, and in strict conformity with, the Underwriters’ Information. In case any action shall be brought against the Company or any other person so indemnified based on any Preliminary Prospectus, the Registration Statement, the Pricing Disclosure Package or Prospectus or any amendment or supplement thereto or any application, and in respect of which indemnity may be sought against any Underwriter, such Underwriter shall have the rights and duties given to the Company, and the Company and each other person so indemnified shall have the rights and duties given to the several Underwriters by the provisions of Section 5.1.2. The Company agrees promptly to notify the Representative of the commencement of any litigation or proceedings against the Company or any of its officers, directors or any person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, in connection with the issuance and sale of the Public Shares or in connection with the Registration Statement, the Pricing Disclosure Package, the Prospectus or any Issuer Free Writing Prospectus.

5.3. Contribution.

5.3.1. Contribution Rights. If the indemnification provided for in this Section 5 shall for any reason be unavailable to or insufficient to hold harmless an indemnified party under Section 5.1 or 5.2 in respect of any loss, claim, damage or liability, or any action in respect thereof, referred to therein, then each indemnifying party shall, in lieu of indemnifying such indemnified party, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability, or action in respect thereof, (i) in such proportion as shall be appropriate to reflect the relative benefits received by the Company, on the one hand, and each of the Underwriters, on the other hand, from the Offering, or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other, with respect to the statements or omissions that resulted in such loss, claim, damage or liability, or action in respect thereof, as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Underwriters, on the other, with respect to such Offering shall be deemed to be in the same proportion as the total proceeds from the Offering purchased under this Agreement (before deducting expenses) received by the Company bear to the total underwriting discount and commissions received by the Underwriters in connection with the Offering, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the Company, on the one hand, and the Underwriters, on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Underwriters, on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement, omission, act or failure to act; provided that the parties hereto agree that the written information furnished to the Company through the Representative by or on behalf of any Underwriter for use in any Preliminary Prospectus, any Registration Statement or the Prospectus, or in any amendment or supplement thereto, consists solely of the Underwriters’ Information. The Company and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 5.3.1 were to be determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, damage, expense, liability, action, investigation or proceeding referred to above in this Section 5.3.1 shall be deemed to include, for purposes of this Section 5.3.1, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating, preparing to defend or defending against or appearing as a third party witness in respect of, or otherwise incurred in connection with, any such loss, claim, damage, expense, liability, action, investigation or proceeding. Notwithstanding the provisions of this Section 5.3.1 no Underwriter shall be required to contribute any amount in excess of the total discount and commission received by such Underwriter in connection with the Offering less the amount of any damages which such Underwriter has otherwise paid or becomes liable to pay by reason of any untrue or alleged untrue statement, omission or alleged omission, act or alleged act or failure to act or alleged failure to act. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

5.3.2. Contribution Procedure. Within fifteen (15) days after receipt by any party to this Agreement (or its representative) of notice of the commencement of any action, suit or proceeding, such party will, if a claim for contribution in respect thereof is to be made against another party (“contributing party”), notify the contributing party of the commencement thereof, but the failure to so notify the contributing party will not relieve it from any liability which it may have to any other party other than for contribution hereunder. In case any such action, suit or proceeding is brought against any party, and such party notifies a contributing party or its representative of the commencement thereof within the aforesaid 15 days, the contributing party will be entitled to participate therein with the notifying party and any other contributing party similarly notified. Any such contributing party shall not be liable to any party seeking contribution on account of any settlement of any claim, action or proceeding affected by such party seeking contribution without the written consent of such contributing party. The contribution provisions contained in this Section 5.3.2 are intended to supersede, to the extent permitted by law, any right to contribution under the Securities Act, the Exchange Act or otherwise available. The Underwriters’ obligations to contribute as provided in this Section 5.3 are several and in proportion to their respective underwriting obligation, and not joint.

6. DEFAULT BY AN UNDERWRITER.

6.1. Default Not Exceeding 10% of Underwritten Shares or Option Shares. If any Underwriter or Underwriters shall default in its or their obligations to purchase the Underwritten Shares or the Option Shares, if the Over-allotment Option is exercised hereunder, and if the number of the Underwritten Shares or Option Shares with respect to which such default relates does not exceed in the aggregate 10% of the number of Underwritten Shares or Option Shares that all Underwriters have agreed to purchase hereunder, then such Underwritten Shares or Option Shares to which the default relates shall be purchased by the non-defaulting Underwriters in proportion to their respective commitments hereunder.

6.2. Default Exceeding 10% of Underwritten Shares or Option Shares. In the event that the default addressed in Section 6.1 relates to more than 10% of the number of Underwritten Shares or Option Shares, the Representative may in their discretion arrange for itself or for another party or parties to purchase such Underwritten Shares or Option Shares to which such default relates on the terms contained herein. If, within one (1) Business Day after such default relating to more than 10% of the number of Underwritten Shares or Option Shares, the Representative do not arrange for the purchase of such Underwritten Shares or Option Shares, then the Company shall be entitled to a further period of one (1) Business Day within which to procure another party or parties satisfactory to the Representative to purchase said Underwritten Shares or Option Shares on such terms. In the event that neither the Representative nor the Company arrange for the purchase of the Underwritten Shares or Option Shares to which a default relates as provided in this Section 6, this Agreement will automatically be terminated by the Representative or the Company without liability on the part of the Company (except as provided in Sections 3.10 and 5 hereof) or the several Underwriters (except as provided in Section 5 hereof); provided, however, that if such default occurs with respect to the Option Shares, this Agreement will not terminate as to the Underwritten Shares; and provided, further, that nothing herein shall relieve a defaulting Underwriter of its liability, if any, to the other Underwriters and to the Company for damages occasioned by its default hereunder.

6.3. Postponement of Closing Date. In the event that the Underwritten Shares or Option Shares to which the default relates are to be purchased by the non-defaulting Underwriters, or are to be purchased by another party or parties as aforesaid, you or the Company shall have the right to postpone the Closing Date or Option Closing Date for a reasonable period, but not in any event exceeding five (5) Business Days, in order to effect whatever changes may thereby be made necessary in the Registration Statement, the Pricing Disclosure Package or the Prospectus or in any other documents and arrangements, and the Company agrees to file promptly any amendment to the Registration Statement, the Pricing Disclosure Package or the Prospectus that in the opinion of counsel to the Underwriters may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any party substituted under this Section 6 with like effect as if it had originally been a party to this Agreement with respect to such Underwritten Shares or Option Shares.

7. ADDITIONAL COVENANTS.

7.1. Prohibition on Press Releases and Public Announcements. The Company shall not issue press releases or engage in any other publicity, without the prior written consent of the Representative, for a period ending at 5:00 p.m., Eastern time, on the first (1st) Business Day following the fortieth (40th) day after the Closing Date, other than normal and customary releases issued in the ordinary course of the Company’s business.

7.2. Board Composition and Board Designations. The Company shall ensure that: (i) the qualifications of the persons serving as members of the board of directors and the overall composition of the board of directors comply with (to as long as the Company is an “emerging growth company” as defined in Section 2(a) of the Securities Act, with such provisions as may be applicable to the Company as such) the Sarbanes-Oxley Act, the Exchange Act and the listing rules of the Exchange or any other national securities exchange, as the case may be, in the event the Company seeks to have its Public Shares listed on another exchange or quoted on an automated quotation system, and (ii) if applicable, at least one member of the Audit Committee of the board of directors qualifies as an “audit committee financial expert”, as such term is defined in Item 407 of Regulation S-K and the listing rules of the Exchange.

8. EFFECTIVE DATE OF THIS AGREEMENT AND TERMINATION THEREOF.

8.1. Effective Date. This Agreement shall become effective when both the Company and the Representative have executed the same and delivered counterparts of such signatures to the other party.

8.2. Termination. The Representative shall have the right to terminate this Agreement at any time prior to any Closing Date, (i) if any domestic or international event or act or occurrence has materially disrupted, or in the opinion of the Representative will in the immediate future materially disrupt, general securities markets in the United States; or (ii) if trading on The Nasdaq Stock Market LLC shall have been suspended or materially limited, or minimum or maximum prices for trading shall have been fixed, or maximum ranges for prices for securities shall have been required by FINRA or by order of the Commission or any other government or other authority having jurisdiction; or (iii) if the United States shall have become involved in a new war or an increase in major hostilities; or (iv) if a banking moratorium has been declared by an authority in the State of New York State or of the United States of America; or (v) if a moratorium on foreign exchange trading has been declared which materially adversely impacts the United States securities markets; or (vi) if the Company shall have sustained a material loss by fire, flood, accident, hurricane, earthquake, theft, sabotage or other calamity or malicious act which, whether or not such loss shall have been insured, will, in your opinion, make it inadvisable to proceed with the delivery of the Underwritten Shares or Option Shares; or (vii) if the Company is in material breach of any of its representations, warranties or covenants hereunder; or (viii) if the Representative shall have become aware after the date hereof of a Material Adverse Change, or an adverse material change in general market conditions as in the judgment of the Representative would make it impracticable to proceed with the offering, sale and/or delivery of the Public Shares or to enforce contracts made by the Underwriters for the sale of the Public Shares.

8.3. Expenses. Notwithstanding anything to the contrary in this Agreement, except in the case of a default by the Underwriters, pursuant to Section 6.2 above, in the event that this Agreement shall not be carried out for any reason whatsoever, within the time specified herein or any extensions thereof pursuant to the terms herein, the Company shall be obligated to pay to the Underwriters their actual and accountable out-of-pocket expenses related to the transactions contemplated herein then due and payable (including the fees and disbursements of counsel to the Underwriters) up to $150,000, and upon demand the Company shall pay the full amount thereof to the Representative on behalf of the Underwriters; provided, however, that such expense cap in no way limits or impairs the indemnification and contribution provisions of this Agreement.

8.4. Indemnification. Notwithstanding any contrary provision contained in this Agreement, any election hereunder or any termination of this Agreement, and whether or not this Agreement is otherwise carried out, the provisions of Section 5 shall remain in full force and effect and shall not be in any way affected by, such election or termination or failure to carry out the terms of this Agreement or any part hereof.

8.5. Representations, Warranties, Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter or its affiliates or selling agents, any person controlling any Underwriter, its officers or directors or any person controlling the Company or (ii) delivery of and payment for the Public Shares.

9. GENERAL PROVISIONS.

9.1. Notices. All communications hereunder, except as herein otherwise specifically provided, shall be in writing and shall be mailed (registered or certified mail, return receipt requested), personally delivered or sent by facsimile transmission and confirmed and shall be deemed given when so delivered or emailed and confirmed (which may be by email) or if mailed, two (2) days after such mailing.

If to the Representative:

R.F. Lafferty & Co., Inc.

40 Wall St.

New York, NY 10005

Attn: Robert Hackel, Chief Operating Officer

Email: info@rflafferty.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Barry I. Grossman, Esq.

Email: bigrossman@egsllp.com

Facsimile: (212) 370-7889

If to the Company:

CONCORDE INTERNATIONAL GROUP LTD

3 Ang Mo Kio Street 62, #01-49 LINK@AMK

Singapore 569139

Attention: Swee Kheng Chua, Chief Executive Officer

E-mail: alan.chua@concorde.com.sg

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Ave NW #500

Washington, DC 20036

Attention: Louis Bevilacqua, Esq.

E-mail: lou@bevilacquapllc.com

9.2. Headings. The headings contained herein are for the sole purpose of convenience of reference, and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Agreement.

9.3. Amendment. This Agreement may only be amended by a written instrument executed by each of the parties hereto.

9.4. Entire Agreement. This Agreement (together with the other agreements and documents being delivered pursuant to or in connection with this Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof, and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof. Notwithstanding anything to the contrary set forth herein, it is understood and agreed by the parties hereto that all other terms and conditions of that certain engagement letter dated August 14, 2024 (the “Engagement Letter”), by and between the Company and the Representative, as amended, shall remain in full force and effect.

9.5. Binding Effect. This Agreement shall inure solely to the benefit of and shall be binding upon the Representative, the Underwriters, the Company and the controlling persons, directors and officers referred to in Section 5 hereof, and their respective successors, legal representatives, heirs and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Agreement or any provisions herein contained. The term “successors and assigns” shall not include a purchaser, in its capacity as such, of securities from any of the Underwriters. For the avoidance of doubt, it is specifically intended and the parties agree (including the Underwriters) that the Underwriters shall have all the rights and benefits of this Agreement and shall be able to rely upon and enforce this Agreement as if each was separately a signatory to it.

9.6. Governing Law; Consent to Jurisdiction; Waiver of Trial by Jury. This Agreement shall be governed by and construed in accordance with the law of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Agreement shall be brought and enforced in the Supreme Court of the State of New York sitting in the County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction and to the jurisdiction of the appellate courts therefrom, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.1 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company agrees that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

9.7. Execution in Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

9.8. Waiver, etc. The failure of any of the parties hereto to at any time enforce any of the provisions of this Agreement shall not be deemed or construed to be a waiver of any such provision, nor to in any way effect the validity of this Agreement or any provision hereof or the right of any of the parties hereto to thereafter enforce each and every provision of this Agreement. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Agreement shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

[Signature Page Follows]

If the foregoing correctly sets forth the understanding between the Underwriters and the Company, please so indicate in the space provided below for that purpose, whereupon this letter shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

CONCORDE INTERNATIONAL GROUP LTD

	By:	/s/ Swee Kheng Chua
	Name:	Swee Kheng Chua
	Title:	Chief Executive Officer

Confirmed as of the date first written above mentioned, on behalf of itself and as Representatives of the several Underwriters named on Schedule 1 hereto:

R.F. LAFFERTY & CO., INC.

By:	/s/ Robert Hackel
Name:	Robert Hackel
Title:	Chief Operating Officer

[Signature Page to Underwriting Agreement]

SCHEDULE 1

Underwriter	Number of Underwritten Shares to be Purchased	Number of Option Shares to be Purchased if the Over-allotment Option is Fully Exercised
R.F. Lafferty & Co., Inc.	1,250,000	187,500

TOTAL	1,250,000	187,500

SCHEDULE 2-A

Pricing Information

Number of Underwritten Shares:	1,250,000
Number of Option Shares:	187,500
Public Offering Price per Underwritten Share:	$4.00
Public Offering Price per Option Share:	$4.00
Underwriting Discount per Underwritten Share:	$0.30 (7.5% per Share)
Underwriting Discount per Option Share:	$0.30 (7.5% per Share)
Proceeds to Company per Underwritten Share (before expenses):	$3.70
Proceeds to Company per Option Share (before expenses):	$3.70

SCHEDULE 2-B

Issuer General Use Free Writing Prospectuses

As filed with the SEC.

SCHEDULE 3

List of Lock-Up Parties

1.	Swee Kheng Chua

2.	Terence Wing Khai Yap

3.	Sze Yin Ong

4.	Goh Kok Kee Alfred

5.	Sim Peng Thia

6.	Mark Allen Brisson

EXHIBIT A

Form of Representatives’ Warrant Agreement

THE REGISTERED HOLDER OF THIS PURCHASE WARRANT BY ITS ACCEPTANCE HEREOF, AGREES THAT IT WILL NOT SELL, TRANSFER OR ASSIGN THIS PURCHASE WARRANT EXCEPT AS HEREIN PROVIDED AND THE REGISTERED HOLDER OF THIS PURCHASE WARRANT AGREES THAT IT WILL NOT SELL, TRANSFER, ASSIGN, PLEDGE OR HYPOTHECATE THIS PURCHASE WARRANT FOR A PERIOD OF ONE HUNDRED EIGHTY DAYS FOLLOWING THE EFFECTIVE DATE (DEFINED BELOW) TO ANYONE OTHER THAN R.F. Lafferty & Co., Inc. OR AN UNDERWRITER OR A SELECTED DEALER IN CONNECTION WITH THE OFFERING, OR AN OFFICER OR PARTNER, rEGISTERED PERSON OR AFFILIATE OF R.F. Lafferty & Co., Inc. OR OF ANY SUCH UNDERWRITER OR SELECTED DEALER.

THIS PURCHASE WARRANT IS NOT EXERCISABLE PRIOR TO _____________, 2025. VOID AFTER 5:00 P.M., EASTERN TIME, ___________, 2030.1

CLASS A ORDINARY SHARE PURCHASE WARRANT

For the Purchase of [__] Class A Ordinary Share

of

CONCORDE INTERNATIONAL GROUP LTD

1. Purchase Warrant. THIS CERTIFIES THAT, in consideration of funds duly paid by or on behalf of R.F. Lafferty & Co., Inc. (“Holder”), as registered owner of this Purchase Warrant, CONCORDE INTERNATIONAL GROUP LTD, a British Virgin Islands business company (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries (the “Company”), Holder is entitled, at any time or from time to time from _______, 2025 (the “Commencement Date”), and at or before 5:00 p.m., Eastern time, _______, 20302 (the “Expiration Date”), but not thereafter, to subscribe for, purchase and receive, in whole or in part, up to an aggregate of [__] Class A Ordinary Shares, par value $0.00001 per share (the “Shares”) of the Company’s Ordinary Share, subject to adjustment as provided in Section 6 hereof. If the Expiration Date is a day on which banking institutions are authorized by law to close, then this Purchase Warrant may be exercised on the next succeeding day which is not such a day in accordance with the terms herein. During the period ending on the Expiration Date, the Company agrees not to take any action that would terminate this Purchase Warrant. This Purchase Warrant is initially exercisable at a price of $____ per Share; provided, however, that upon the occurrence of any of the events specified in Section 6 hereof, the rights granted by this Purchase Warrant, including the exercise price per Share and the number of Shares to be received upon such exercise, shall be adjusted as therein specified. The term “Exercise Price” shall mean the initial exercise price of $____ per Share (equal to 100% of the initial public offering price) or the adjusted exercise price, depending on the context. The term “Effective Date” shall mean ___________, 2025, the date on which the Registration Statement on Form F-1, as amended (File No. 333-281799) of the Company was declared effective by the Securities and Exchange Commission (the “Commission”).

2. Exercise.

2.1 Exercise Form. In order to exercise this Purchase Warrant, the exercise form attached hereto must be duly executed and completed and delivered to the Company, together with this Purchase Warrant and payment of the Exercise Price for the Shares being purchased payable in cash by wire transfer of immediately available funds to an account designated by the Company or by certified check or official bank check. If the subscription rights represented hereby shall not have been exercised in full at or before 5:00 p.m., New York City time, on the Expiration Date, the remaining unexercised rights represented by this Purchase Warrant shall expire and become and be void without further force or effect, and all rights represented hereby shall cease and expire.

[1]	Fifth anniversary of the commencement of sales of the offering.
[2]	Fifth anniversary of the commencement of sales of the offering.

2.2 Cashless Exercise. If at any time after the Commencement Date there is no effective registration statement registering, or no current prospectus available for, the resale of the Shares by the Holder, then in lieu of exercising this Purchase Warrant by payment of cash or check payable to the order of the Company pursuant to Section 2.1 above, Holder may elect to receive the number of Shares equal to the value of this Purchase Warrant (or the portion thereof being exercised), by surrender of this Purchase Warrant to the Company, together with the exercise form attached hereto, in which event the Company shall issue to Holder, Shares in accordance with the following formula:

X	=	Y(A-B)
A

Where,
	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share; and
	B	=	The Exercise Price.

For purposes of this Section 2.2, the fair market value of a Share is defined as follows:

(i)	if the Company’s Shares are traded on a securities exchange, the value shall be deemed to be the closing price on such exchange prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; or

(ii)	if the Company’s Shares are actively traded over-the-counter, the value shall be deemed to be the closing bid price prior to the exercise form being submitted in connection with the exercise of the Purchase Warrant; if there is no active public market, the value shall be the fair market value thereof, as determined in good faith by the Company’s Board of Directors.

2.3 Legend. Each certificate for the securities purchased under this Purchase Warrant shall bear a legend as follows unless such securities have been registered under the Securities Act of 1933, as amended (the “Securities Act”):

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE LAW. NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED FOR SALE, SOLD OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND APPLICABLE STATE LAW WHICH, IN THE OPINION OF COUNSEL TO THE COMPANY, IS AVAILABLE.”

3. Transfer.

3.1 General Restrictions. The registered Holder of this Purchase Warrant agrees by his, her or its acceptance hereof, that for a period of one hundred eighty (180) days following the Effective Date such Holder will not sell, transfer, assign, pledge or hypothecate the Purchase Warrant and securities issuable hereunder or subject them to any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition for a period of one hundred eighty (180) days following the Effective Date to anyone other than: (i) R.F. Lafferty & Co., Inc. “R.F. Lafferty” or an underwriter or a selected dealer participating in the Offering, or an officer or partner, registered person or affiliate of R.F. Lafferty or of any such underwriter or selected dealer, in each case in accordance with FINRA Rule 5110(e)(1), except as provided for in FINRA Rule 5110(e)(2). On and after one hundred eighty (180) days after the Effective Date, transfers to others may be made subject to compliance with or exemptions from applicable securities laws. In order to make any permitted assignment, the Holder must deliver to the Company the assignment form attached hereto duly executed and completed, together with the Purchase Warrant and payment of all transfer taxes, if any, payable in connection therewith. The Company shall within five (5) business days transfer this Purchase Warrant on the books of the Company and shall execute and deliver a new Purchase Warrant or Purchase Warrants of like tenor to the appropriate assignee(s) expressly evidencing the right to purchase the aggregate number of Shares purchasable hereunder or such portion of such number as shall be contemplated by any such assignment.

3.2 Restrictions Imposed by the Securities Act. The securities evidenced by this Purchase Warrant shall not be transferred unless and until: (i) the Company has received the opinion of counsel for the Holder that the securities may be transferred pursuant to an exemption from registration under the Securities Act and applicable state securities laws, the availability of which is established to the reasonable satisfaction of the Company (the Company hereby agreeing that the opinion of Ellenoff Grossman & Schole LLP shall be deemed satisfactory evidence of the availability of an exemption), or (ii) a registration statement or a post-effective amendment to the Registration Statement relating to the offer and sale of such securities has been filed by the Company and declared effective by the Commission and compliance with applicable state securities law has been established.

4 Registration Rights.

4.1 Demand Registration.

4.1.1 Grant of Right. The Company, upon written demand (a “Demand Notice”) of the Holders of at least 51% of the Purchase Warrants and/or the underlying Shares, agrees to register, on one (1) occasion, all or any portion of Shares for which the Purchase Warrant is exercisable (collectively, the “Registrable Securities”). On such occasion, the Company will file such registration statements with the Commission covering the Registrable Securities within sixty (60) days after receipt of a Demand Notice and use its reasonable best efforts to have the registration statements declared effective promptly thereafter, subject to compliance with review by the Commission; provided, however, that the Company shall not be required to comply with a Demand Notice if the Company has filed a registration statement with respect to which the Holder is entitled to piggyback registration rights pursuant to Section 4.2 hereof and either: (i) the Holder has elected to participate in the offering covered by such registration statement or (ii) if such registration statement relates to an underwritten primary offering of securities of the Company, until the offering covered by such registration statement has been withdrawn or until thirty (30) days after such offering is consummated. The Company covenants and agrees to give written notice of its receipt of any Demand Notice by any Holders to all other registered Holders of the Purchase Warrants and/or the Registrable Securities within ten (10) days after the date of the receipt of any such Demand Notice.

4.1.2 Terms. The Company shall bear all fees and expenses attendant to the registration of the Registrable Securities pursuant to Section 4.1.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. The Company agrees to use its reasonable best efforts to cause the filings required herein to become effective promptly and to qualify or register the Registrable Securities in such states of the Unites States of America or such foreign jurisdictions as may be reasonably requested by the Holders; provided, however, that in no event shall the Company be required to register the Registrable Securities in such states or jurisdictions in which such registration would cause: (i) the Company to be obligated to register or license to do business in such state or jurisdiction or submit to general service of process therein, or (ii) the principal shareholders of the Company to be obligated to escrow their shares of the Company. The Company shall cause any registration statements filed pursuant to the demand right granted under Section 4.1.1 to remain effective for a period of at least twelve (12) consecutive months after the date that the Holders of the Registrable Securities covered by such registration statement are first given the opportunity to sell all of such securities. The Holders shall only use the prospectuses provided by the Company to sell the shares covered by such registration statement and will immediately cease to use any prospectus furnished by the Company if the Company advises the Holder that such prospectus may no longer be used due to a material misstatement or omission. Notwithstanding the provisions of this Section 4.1.2, the Holder shall be entitled to a demand registration under this Section 4.1.2 on only one (1) occasion in accordance with FINRA Rule 5110(g)(8)(B) and such demand registration right shall terminate on the fifth anniversary of the Effective Date in accordance with FINRA Rule 5110(g)(8)(C).

4.2 “Piggy-Back” Registration.

4.2.1 Grant of Right. In addition to the demand right of registration described in Section 4.1 hereof, the Holder shall have the right, for a period of no more than five (5) years from the Effective Date in accordance with FINRA Rule 5110(g)(8)(D), to include the Registrable Securities as part of any other registration of securities filed by the Company (other than in connection with a transaction contemplated by Rule 145(a) promulgated under the Securities Act or pursuant to Form S-8 or Form F-4 or any successors to such forms); provided, however, that if, solely in connection with any primary underwritten public offering for the account of the Company, the managing underwriter(s) thereof shall, in its reasonable discretion, impose a limitation on the number of Registrable Securities which may be included in the Registration Statement because, in such underwriter(s)’ judgment, marketing or other factors dictate such limitation is necessary to facilitate public distribution, then the Company shall be obligated to include in such Registration Statement only such limited portion of the Registrable Securities with respect to which the Holder requested inclusion hereunder as the underwriter shall reasonably permit. Any exclusion of Registrable Securities shall be made pro rata among the Holders seeking to include Registrable Securities in proportion to the number of Registrable Securities sought to be included by such Holders; provided, however, that the Company shall not exclude any Registrable Securities unless the Company has first excluded all outstanding securities, the holders of which are not entitled to inclusion of such securities in such Registration Statement or are not entitled to pro rata inclusion with the Registrable Securities.

4.2.2 Terms. The Company shall bear all fees and expenses attendant to registering the Registrable Securities pursuant to Section 4.2.1, but the Holders shall pay any and all underwriting commissions and the expenses of any legal counsel selected by the Holders to represent them in connection with the sale of the Registrable Securities. In the event of such a proposed registration, the Company shall furnish the then Holders of outstanding Registrable Securities with not less than thirty (30) days’ written notice prior to the proposed date of filing of such registration statement. Such notice to the Holders shall continue to be given for each registration statement filed by the Company until such time as all of the Registrable Securities have been sold by the Holder. The holders of the Registrable Securities shall exercise the “piggy-back” rights provided for herein by giving written notice within ten (10) days of the receipt of the Company’s notice of its intention to file a registration statement. Except as otherwise provided in this Purchase Warrant, there shall be no limit on the number of times the Holder may request registration under this Section 4.2.2; provided, however, that such registration rights shall terminate on the seventh (7th) anniversary of the Commencement Date.

4.3 General Terms.

4.3.1 Indemnification. The Company shall, to the fullest extent permitted by applicable laws, indemnify the Holders of the Registrable Securities to be sold pursuant to any registration statement hereunder and each person, if any, who controls such Holders within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, arising from such registration statement but only to the same extent and with the same effect as the provisions pursuant to which the Company has agreed to indemnify the Underwriters contained in Section 5.1 of the Underwriting Agreement between the Underwriters (as defined therein) and the Company, dated April 21, 2025 with respect to the Company’s initial public offering of the Shares. The Holders of the Registrable Securities to be sold pursuant to such registration statement, and their successors and assigns, shall severally, and not jointly, indemnify the Company, against all loss, claim, damage, expense or liability (including all reasonable attorneys’ fees and other expenses reasonably incurred in investigating, preparing or defending against any claim whatsoever) to which they may become subject under the Securities Act, the Exchange Act or otherwise, arising from information furnished by or on behalf of such Holders, or their successors or assigns, in writing, for specific inclusion in such registration statement to the same extent and with the same effect as the provisions contained in Section 5.2 of the Underwriting Agreement pursuant to which the Underwriters have agreed to indemnify the Company.

4.3.2 Exercise of Purchase Warrants. Nothing contained in this Purchase Warrant shall be construed as requiring the Holders to exercise their Purchase Warrants prior to or after the initial filing of any registration statement or the effectiveness thereof.

4.3.3 Documents Delivered to Holders. The Company shall furnish to each Holder participating in any of the foregoing offerings and to each underwriter of any such offering, if any, a signed counterpart, addressed to such Holder or underwriter, of: (i) an opinion of counsel to the Company, dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, an opinion dated the date of the closing under any underwriting agreement related thereto), and (ii) a “cold comfort” letter dated the effective date of such registration statement (and, if such registration includes an underwritten public offering, a letter dated the date of the closing under the underwriting agreement) signed by the independent registered public accounting firm which has issued a report on the Company’s financial statements included in such registration statement, in each case covering substantially the same matters with respect to such registration statement (and the prospectus included therein) and, in the case of such accountants’ letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer’s counsel and in accountants’ letters delivered to underwriters in underwritten public offerings of securities. The Company shall also deliver promptly to each Holder participating in the offering requesting the correspondence and memoranda described below and to the managing underwriter, if any, copies of all correspondence between the Commission and the Company, its counsel or auditors and all memoranda relating to discussions with the Commission or its staff with respect to the registration statement and permit each Holder and underwriter to do such investigation, upon reasonable advance notice, with respect to information contained in or omitted from the registration statement as it deems reasonably necessary to comply with applicable securities laws or rules of FINRA. Such investigation shall include access to books, records and properties and opportunities to discuss the business of the Company with its officers and independent auditors, all to such reasonable extent and at such reasonable times as any such Holder shall reasonably request.

4.3.4 Underwriting Agreement. The Company shall enter into an underwriting agreement with the managing underwriter(s), if any, selected by any Holders whose Registrable Securities are being registered pursuant to this Section 4, which managing underwriter shall be reasonably satisfactory to the Company. Such agreement shall be reasonably satisfactory in form and substance to the Company, each Holder and such managing underwriters, and shall contain such representations, warranties and covenants by the Company and such other terms as are customarily contained in agreements of that type used by the managing underwriter. The Holders shall be parties to any underwriting agreement relating to an underwritten sale of their Registrable Securities and may, at their option, require that any or all the representations, warranties and covenants of the Company to or for the benefit of such underwriters shall also be made to and for the benefit of such Holders. Such Holders shall not be required to make any representations or warranties to or agreements with the Company or the underwriters except as they may relate to such Holders, their Shares and their intended methods of distribution.

4.3.5 Documents to be Delivered by Holders. Each of the Holders participating in any of the foregoing offerings shall furnish to the Company a completed and executed questionnaire provided by the Company requesting information customarily sought of selling security holders.

4.3.6 Damages. Should the registration or the effectiveness thereof required by Sections 4.1 and 4.2 hereof be delayed by the Company or the Company otherwise fails to comply with such provisions, the Holders shall, in addition to any other legal or other relief available to the Holders, be entitled to obtain specific performance or other equitable (including injunctive) relief against the threatened breach of such provisions or the continuation of any such breach, without the necessity of proving actual damages and without the necessity of posting bond or other security.

4.4 Termination of Registration Rights. The registration rights afforded to the Holders under this Section 4 shall terminate on the earliest date when all Registrable Securities of such Holder either: (i) have been publicly sold by such Holder pursuant to a Registration Statement, (ii) have been covered by an effective Registration Statement on Form F-1 or Form F-3 (or successor form), which may be kept effective as an evergreen Registration Statement, or (iii) may be sold by the Holder within a 90-day period without registration pursuant to Rule 144 or consistent with applicable SEC interpretive guidance (including CD&I 201.04 (April 2, 2007) or similar interpretive guidance).

5. New Purchase Warrants to be Issued.

5.1 Partial Exercise or Transfer. Subject to the restrictions in Section 3 hereof, this Purchase Warrant may be exercised or assigned in whole or in part. In the event of the exercise or assignment hereof in part only, upon surrender of this Purchase Warrant for cancellation, together with the duly executed exercise or assignment form and funds sufficient to pay any Exercise Price and/or transfer tax if exercised pursuant to Section 2.1 hereto, the Company shall cause to be delivered to the Holder without charge a new Purchase Warrant of like tenor to this Purchase Warrant in the name of the Holder evidencing the right of the Holder to purchase the number of Shares purchasable hereunder as to which this Purchase Warrant has not been exercised or assigned.

5.2 Lost Certificate. Upon receipt by the Company of evidence satisfactory to it of the loss, theft, destruction or mutilation of this Purchase Warrant and of reasonably satisfactory indemnification or the posting of a bond, the Company shall execute and deliver a new Purchase Warrant of like tenor and date. Any such new Purchase Warrant executed and delivered as a result of such loss, theft, mutilation or destruction shall constitute a substitute contractual obligation on the part of the Company.

6. Adjustments.

6.1 Adjustments to Exercise Price and Number of Securities. The Exercise Price and the number of Shares for which the Purchase Warrant may be exercised shall be subject to adjustment from time to time as hereinafter set forth, provided that in any event the adjusted Exercise Price shall not be below the par value of the Shares:

6.1.1 Share Dividends; Split Ups. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of issued and outstanding Shares is increased by a share dividend payable in Shares or by a split up of Shares or other similar event, then, on the effective day thereof, the number of Shares purchasable hereunder shall be increased in proportion to such increase in issued and outstanding Shares, and the Exercise Price shall be proportionately decreased.

6.1.2 Aggregation of Shares. If, after the date hereof, and subject to the provisions of Section 6.3 below, the number of issued and outstanding Shares is decreased by a consolidation, combination or reclassification of Shares or other similar event, then, on the effective date thereof, the number of Shares purchasable hereunder shall be decreased in proportion to such decrease in issued and outstanding Shares, and the Exercise Price shall be proportionately increased.

6.1.3 Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the issued and outstanding Shares or a variation of share capital of the Company, other than a change covered by Section 6.1.1 or 6.1.2 or that solely affects the par value of such Shares, or in the case of any share reconstruction or amalgamation or consolidation of the Company with or into another corporation (other than a consolidation or share reconstruction or amalgamation in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the issued and outstanding Shares), or in the case of any sale or conveyance to another corporation or entity of the property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Holder of this Purchase Warrant shall have the right thereafter (until the expiration of the right of exercise of this Purchase Warrant) to receive upon the exercise hereof, for the same aggregate Exercise Price payable hereunder immediately prior to such event, the kind and amount of shares or other securities or property (including cash) receivable upon such reclassification, reorganization, share reconstruction or amalgamation, or consolidation, or upon a dissolution following any such sale or transfer, by a Holder of the number of Shares for which such Purchase Warrant might have been exercised immediately prior to such event; and if any reclassification also results in a change in Shares covered by Section 6.1.1 or 6.1.2, then such adjustment shall be made pursuant to Sections 6.1.1, 6.1.2 and this Section 6.1.3. The provisions of this Section 6.1.3 shall similarly apply to successive reclassifications, reorganizations, share reconstructions or amalgamations, or consolidations, sales or other transfers.

6.1.4 Changes in Form of Purchase Warrant. This form of Purchase Warrant need not be changed because of any change pursuant to this Section 6.1, and Purchase Warrants issued after such change may state the same Exercise Price and the same number of Shares as are stated in the Purchase Warrants initially issued pursuant to this Agreement. The acceptance by any Holder of the issuance of new Purchase Warrants reflecting a required or permissive change shall not be deemed to waive any rights to an adjustment occurring after the Commencement Date or the computation thereof.

6.2 Substitute Purchase Warrant. In case of any consolidation of the Company with, or share reconstruction or amalgamation of the Company with or into, another corporation (other than a consolidation or share reconstruction or amalgamation which does not result in any reclassification or change of the issued and outstanding Shares), the corporation formed by such consolidation or share reconstruction or amalgamation shall execute and deliver to the Holder a supplemental Purchase Warrant providing that the holder of each Purchase Warrant then issued and outstanding or to be issued and outstanding shall have the right thereafter (until the stated expiration of such Purchase Warrant) to receive, upon exercise of such Purchase Warrant, the kind and amount of shares and other securities and property receivable upon such consolidation or share reconstruction or amalgamation, by a holder of the number of Shares for which such Purchase Warrant might have been exercised immediately prior to such consolidation, share reconstruction or amalgamation, sale or transfer. Such supplemental Purchase Warrant shall provide for adjustments which shall be identical to the adjustments provided for in this Section 6. The above provision of this Section shall similarly apply to successive consolidations or share reconstructions or amalgamations.

6.3 Elimination of Fractional Interests. The Company shall not be required to issue fractions of Shares upon the exercise of the Purchase Warrant, nor shall it be required to issue scrip or pay cash in lieu of any fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up or down, as the case may be, to the nearest whole number of Shares or other securities, properties or rights.

7. Reservation and Listing. The Company shall at all times reserve and keep available out of its authorized Shares, solely for the purpose of issuance upon exercise of the Purchase Warrants, such number of Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Purchase Warrants and payment of the Exercise Price therefor, in accordance with the terms hereby, all Shares and other securities issuable upon such exercise shall be duly and validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue thereof) and not subject to preemptive rights of any shareholder. As long as the Purchase Warrants shall be outstanding, the Company shall use its commercially reasonable efforts to list (subject to official notice of issuance) on all national securities exchanges (or, if applicable, on the OTC Bulletin Board or any successor trading market) on which the Shares issued to the public in the Offering may then be listed and/or quoted.

8. Certain Notice Requirements.

8.1 Holder’s Right to Receive Notice. Nothing herein shall be construed as conferring upon the Holders the right to vote or consent or to receive notice as a shareholder for the election of directors or any other matter, or as having any rights whatsoever as a shareholder of the Company. If, however, at any time prior to the expiration of the Purchase Warrants and their exercise, any of the events described in Section 8.2 shall occur, then, in one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the shareholders entitled to such dividend, distribution, conversion or exchange of securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale. Such notice shall specify such record date or the date of the closing of the transfer books, as the case may be. Notwithstanding the foregoing, the Company shall deliver to each Holder a copy of each notice given to the other shareholders of the Company at the same time and in the same manner that such notice is given to the shareholders.

8.2 Events Requiring Notice. The Company shall be required to give the notice described in this Section 8 upon one or more of the following events: (i) if the Company shall take a record of the holders of its Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; (ii) the Company shall offer to all the holders of its Shares any additional shares of the Company or securities convertible into or exchangeable for shares of the Company, or any option, right or warrant to subscribe therefor; or (iii) a dissolution, liquidation or winding up of the Company (other than in connection with a consolidation or share reconstruction or amalgamation) or a sale of all or substantially all of its property, assets and business shall be proposed.

8.3 Notice of Change in Exercise Price. The Company shall, promptly after an event requiring a change in the Exercise Price pursuant to Section 6 hereof, send notice to the Holders of such event and change (“Price Notice”). The Price Notice shall describe the event causing the change and the method of calculating same and shall be certified as being true and accurate by the Company’s Chief Financial Officer.

8.4 Transmittal of Notices. All notices, requests, consents and other communications under this Purchase Warrant shall be in writing and shall be deemed to have been duly made when hand delivered or mailed by express mail or private courier service: (i) if to the registered Holder of the Purchase Warrant, to the address of such Holder as shown on the books of the Company, or (ii) if to the Company, to following address or to such other address as the Company may designate by notice to the Holders:

If to the Holder:

R.F. Lafferty & Co., Inc.

40 Wall St.

New York, NY 10005

Attention: Robert Hackel, Chief Operating Officer

E-Mail: info@rflafferty.com

with a copy (which shall not constitute notice) to:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105

Attention: Barry I. Grossman, Esq.

Email: bigrossman@egsllp.com

Facsimile: (212) 370-7889

If to the Company:

CONCORDE INTERNATIONAL GROUP LTD

3 Ang Mo Kio Street 62, #01-49 LINK@AMK

Singapore 569139

Attention: Swee Kheng Chua, Chief Executive Officer

E-mail: alan.chua@concorde.com.sg

with a copy (which shall not constitute notice) to:

Bevilacqua PLLC

1050 Connecticut Ave NW #500

Washington, DC 20036

Attention: Louis Bevilacqua, Esq.

E-mail: lou@bevilacquapllc.com

9. Miscellaneous.

9.1 Amendments. The Company and R.F. Lafferty may from time to time supplement or amend this Purchase Warrant without the approval of any of the Holders in order to cure any ambiguity, to correct or supplement any provision contained herein that may be defective or inconsistent with any other provisions herein, or to make any other provisions in regard to matters or questions arising hereunder that the Company and R.F. Lafferty may deem necessary or desirable and that the Company and R.F. Lafferty deem shall not adversely affect the interest of the Holders. All other modifications or amendments shall require the written consent of and be signed by the party against whom enforcement of the modification or amendment is sought.

9.2 Headings. The headings contained herein are for the sole purpose of convenience of reference and shall not in any way limit or affect the meaning or interpretation of any of the terms or provisions of this Purchase Warrant.

9.3 Entire Agreement. This Purchase Warrant (together with the other agreements and documents being delivered pursuant to or in connection with this Purchase Warrant) constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings of the parties, oral and written, with respect to the subject matter hereof.

9.4 Binding Effect. This Purchase Warrant shall inure solely to the benefit of and shall be binding upon, the Holder and the Company and their permitted assignees, respective successors, legal representative and assigns, and no other person shall have or be construed to have any legal or equitable right, remedy or claim under or in respect of or by virtue of this Purchase Warrant or any provisions herein contained.

9.5 Governing Law; Submission to Jurisdiction; Trial by Jury. This Purchase Warrant shall be governed by and construed in accordance with the law of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of, or relating in any way to this Purchase Warrant shall be brought and enforced in the Supreme Court of the State of New York sitting in the County of New York, or in the United States District Court for the Southern District of New York, and irrevocably submits to the jurisdiction of such courts and the appellate courts therefrom, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 8 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim. The Company and the Holder agree that the prevailing party(ies) in any such action shall be entitled to recover from the other party(ies) all of its reasonable attorneys’ fees and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor. The Company (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Holder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Purchase Warrant or the transactions contemplated hereby.

9.6 Waiver, etc. The failure of the Company or the Holder to at any time enforce any of the provisions of this Purchase Warrant shall not be deemed or construed to be a waiver of any such provision, nor to in any way affect the validity of this Purchase Warrant or any provision hereof or the right of the Company or any Holder to thereafter enforce each and every provision of this Purchase Warrant. No waiver of any breach, non-compliance or non-fulfillment of any of the provisions of this Purchase Warrant shall be effective unless set forth in a written instrument executed by the party or parties against whom or which enforcement of such waiver is sought; and no waiver of any such breach, non-compliance or non-fulfillment shall be construed or deemed to be a waiver of any other or subsequent breach, non-compliance or non-fulfillment.

9.7 Execution in Counterparts. This Purchase Warrant may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement, and shall become effective when one or more counterparts has been signed by each of the parties hereto and delivered to each of the other parties hereto. Such counterparts may be delivered by facsimile transmission or other electronic transmission.

9.8 Exchange Agreement. As a condition of the Holder’s receipt and acceptance of this Purchase Warrant, Holder agrees that, at any time prior to the complete exercise of this Purchase Warrant by Holder, if the Company and R.F. Lafferty enter into an agreement (“Exchange Agreement”) pursuant to which they agree that all outstanding Purchase Warrants will be exchanged for securities or cash or a combination of both, then Holder shall agree to such exchange and become a party to the Exchange Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this Purchase Warrant to be signed by its duly authorized officer as of the ____ day of _______, 2025.

CONCORDE INTERNATIONAL GROUP LTD

By:
Name:
Title:

[Form to be used to exercise Purchase Warrant]

Date: __________, 20___

The undersigned hereby elects irrevocably to exercise the Purchase Warrant for ______, par value $0.00001 per share (the “Shares”), Class A Ordinary Share(s) of CONCORDE INTERNATIONAL GROUP LTD (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries (the “Company”), and hereby makes payment of $____ (at the rate of $____ per Share) in payment of the Exercise Price pursuant thereto. Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

or

The undersigned hereby elects irrevocably to convert its right to purchase Shares of the Company under the Purchase Warrant for ______ Shares, as determined in accordance with the following formula:

X	=	Y(A-B) A

Where,
	X	=	The number of Shares to be issued to Holder;
	Y	=	The number of Shares for which the Purchase Warrant is being exercised;
	A	=	The fair market value of one Share which is equal to $_____; and
	B	=	The Exercise Price which is equal to $______ per share

The undersigned agrees and acknowledges that the calculation set forth above is subject to confirmation by the Company and any disagreement with respect to the calculation shall be resolved by the Company in its sole discretion.

Please issue the Shares as to which this Purchase Warrant is exercised in accordance with the instructions given below and, if applicable, a new Purchase Warrant representing the number of Shares for which this Purchase Warrant has not been exercised.

Signature _______________________________________

Signature Guaranteed ______________________________

INSTRUCTIONS FOR REGISTRATION OF SECURITIES

Name:
(Print in Block Letters)

Address:

NOTICE: The signature to this form must correspond with the name as written upon the face of the Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

[Form to be used to assign Purchase Warrant]

ASSIGNMENT

(To be executed by the registered Holder to effect a transfer of the within Purchase Warrant):

FOR VALUE RECEIVED, __________________ does hereby sell, assign and transfer unto______________ the right to purchase ______ Class A Ordinary Shares, par value $0.00001 per share (the “Shares”), of the Ordinary Share of CONCORDE INTERNATIONAL GROUP LTD (collectively with its subsidiaries and affiliates, including, without limitation, all entities disclosed or described in the Registration Statement as being subsidiaries (the “Company”), evidenced by the Purchase Warrant and does hereby authorize the Company to transfer such right on the books of the Company.

Dated: __________, 20__

Signature

Signature Guaranteed

NOTICE: The signature to this form must correspond with the name as written upon the face of the within Purchase Warrant without alteration or enlargement or any change whatsoever, and must be guaranteed by a bank, other than a savings bank, or by a trust company or by a firm having membership on a registered national securities exchange.

EXHIBIT B

Form of Lock-Up Agreement

_______, 2025

R.F. Lafferty & Co., Inc.

40 Wall St.
New York, NY 10005

Re:	Underwriting Agreement (the “Underwriting Agreement”) between CONCORDE INTERNATIONAL GROUP LTD, a British Virgin Islands business company (the “Company”), R.F. Lafferty & Co., Inc. ("R.F. Lafferty”), (the “Representative”, and together with the underwriters named on Schedule 1 thereto, the “Underwriters”), as representative of the several Underwriters.

Ladies and Gentlemen:

The undersigned, an officer and/or director and/or each holder of two percent (2%) or more of the Company’s issued and outstanding Class A Ordinary Share, par value $0.00001 per share (the “Ordinary Share”) of the effective date of the Registration Statement (as defined below) (and all holders of securities exercisable for or convertible into Ordinary Shares), or rights to acquire shares of Ordinary Share, understands that you, as representatives of the several Underwriters, propose to enter into an underwriting agreement with the Company, providing for the initial public offering (the “Offering”) by the several Underwriters of the Ordinary Share pursuant to a registration statement on Form F-1 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”). Defined terms used herein and not otherwise defined in this letter agreement (this “Letter Agreement”) shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to enter into the Underwriting Agreement and to proceed with the Offering, and for other good and valuable consideration receipt and sufficiency of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of the Representative, the undersigned will not, and will not cause any direct or indirect affiliate to, during the period beginning on the date of this Letter Agreement and ending at the close of business 180 days after the date on which the Underwriting Agreement is signed (the “Restricted Period”), directly or indirectly offer, sell, contract to sell, hypothecate, pledge, grant any option, right, or warrant to purchase, lend or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the undersigned or any affiliate of the undersigned or any person in privity directly or indirectly with the undersigned or with any affiliate of the undersigned), or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), with respect to, any Ordinary Share, any warrant or option to purchase the Ordinary Share or any other security of the Company or any other entity that is convertible into or exchangeable or exercisable for the Ordinary Share or any other equity security of the Company (“Relevant Securities”) beneficially owned, held or hereafter acquired by the undersigned (the Relevant Securities so beneficially owned, held or acquired being, the “Restricted Securities”) or publicly disclose an intention to do any of the foregoing. Beneficial ownership shall be calculated in accordance with Section 13(d) of the Exchange Act.

In furtherance of the obligations of the undersigned under this Letter Agreement, the undersigned hereby authorizes the Company during the Restricted Period to cause any transfer agent for the Relevant Securities to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, Relevant Securities for which the undersigned is the record owner and the transfer of which would be a violation of this Letter Agreement and, in the case of Relevant Securities for which the undersigned is the beneficial but not the record owner, agrees that during the Restricted Period it will use its reasonable best efforts to cause the record owner to authorize the Company to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the share register and other records relating to, such Restricted Securities to the extent such transfer would be a violation of this Agreement.

The Representative may consent to an early release from the Restricted Period if, in its sole and absolute discretion, the market for the Ordinary Share would not be adversely impacted by sales of Relevant Securities and in cases of financial emergency. The restrictions contained in this Letter Agreement shall not apply to securities to be sold pursuant to the Underwriting Agreement on behalf of the undersigned, if any.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Restricted Securities provided that, in the case of clauses (i) to (vii) below (1) the Company receives a signed lock-up letter agreement (in the form of this Letter Agreement) for the balance of the Restricted Period from each donee, trustee, distributee, or transferee, as the case may be, prior to such transfer, (2) any such transfer shall not involve a disposition for value, (3) such transfer is not required to be reported with the Commission in accordance with the Exchange Act and no report of such transfer shall be made voluntarily, and (4) neither the undersigned nor any donee, trustee, distributee or transferee, as the case may be, otherwise voluntarily effects any public filing or report regarding such transfers, with respect to transfer:

i)	as a bona fide gift or gifts;

ii)	to any immediate family member or to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); by will, other testamentary document, or intestacy;

iii)	to any corporation, partnership, limited liability company, or other business entity of which the undersigned and/or one or more members of the immediate family of the undersigned are, directly or indirectly, the legal and beneficial owner of all of the outstanding equity securities or similar interests;

iv)	if the undersigned is a corporation, partnership, limited liability company, trust or other business entity (a) to another corporation, partnership, limited liability company, trust or other business entity that is a direct or indirect affiliate (as defined in Rule 405 under the Securities Act) of the undersigned, or to any investment fund or other entity controlling, controlled by, managing or managed by or under common control with the undersigned or affiliates of the undersigned (including, for the avoidance of doubt, where the undersigned is a partnership, to its general partner or a successor partnership or fund, or any other funds managed by such partnership), (b) in the form of a distribution to limited partners, limited liability company members, shareholders of the undersigned or holders of similar equity interests in the undersigned or (c) in connection with a sale, merger or transfer of all or substantially all of the assets of the undersigned or any other change of control of the undersigned, not undertaken for the purpose of avoiding the restrictions imposed by this Letter Agreement;

v)	if the undersigned is a trust, to the beneficiary of such trust;

vi)	by will, other testamentary document or intestate succession to the legal representative, heir, beneficiary or a member of the immediate family of the undersigned;

vii)	by operation of law, such as pursuant to a qualified domestic order or in connection with a divorce settlement or decree, separation agreement, or court order;

viii)	pursuant to the Underwriting Agreement;

ix)	to the Company solely in an amount necessary to satisfy tax obligations (withholding or otherwise) in connection with any grant of restricted Ordinary Share, exercise or vesting of options or warrants to purchase Ordinary Share, and

x)	of securities purchased in open market transactions after the Closing Date, provided that no filing under Section 16(a) of the Exchange Act is required and no such filing is voluntarily made.

In addition, notwithstanding the foregoing, this Letter Agreement shall not restrict the delivery of the Ordinary Share to the undersigned upon (i) exercise of any options, settle any restricted share units or other equity awards granted under any employee benefit plan or other equity compensation arrangements of the Company; (ii) the exercise of warrants, or (iii) conversion of issued and outstanding preferred shares, warrants to acquire preferred shares or convertible securities or warrants to acquire the Ordinary Share into the Ordinary Share, provided, in each case, that any Ordinary Share or Restricted Securities acquired in connection with any such exercise, settlement or conversion will be subject to the restrictions set forth in this Letter Agreement.

Furthermore, the undersigned may enter into any new plan established in compliance with Rule 10b5-1 of the Exchange Act; provided that (i) such plan may only be established if no public announcement or filing with the Commission, or other applicable regulatory authority, is made in connection with the establishment of such plan during the Restricted Period and (ii) no sale of the Ordinary Share are made pursuant to such plan during the Restricted Period.

In addition, the undersigned further agrees that, except for the registration statement filed or to be filed in connection with the Offering, during the Restricted Period, the undersigned will not, without the prior written consent of the Representative: (a) file or participate in the filing with the Commission of any registration statement or circulate, or participate in the circulation of, any preliminary or final prospectus or other disclosure document, in each case with respect to any proposed offering or sale of a Relevant Security beneficially owned by the undersigned, or (b) exercise any rights the undersigned may have to require registration with the Commission of any proposed offering or sale of a Relevant Security beneficially owned by the undersigned.

The undersigned acknowledges and understands that the execution, delivery and performance of this Letter Agreement is a material inducement to the Underwriters to enter into and to perform the transactions contemplated by the Underwriting Agreement, that the Underwriters are proceeding with the Offering in reliance upon this Letter Agreement and that the Company shall be entitled to specific performance of the obligations of the undersigned in this Letter Agreement.

The undersigned hereby represents and warrants that (a) the undersigned has full power and authority to execute, deliver and perform this Letter Agreement, (b) this Letter Agreement has been duly authorized (if the undersigned is not a natural person) or, in the case of a natural person, such person has the legal capacity to enter into this Letter Agreement; (c) this Agreement constitutes the legal, valid and binding obligation of the undersigned, enforceable against the undersigned in accordance with its terms and (d) the undersigned has received adequate consideration therefor and that the undersigned will indirectly benefit from the closing of the transactions contemplated by the Underwriting Agreement.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the securities to be sold thereunder, the undersigned shall be released from all obligations under this Agreement.

This Letter Agreement may not be amended or otherwise modified in any respect without the written consent of the Representative, the Company and the undersigned.

This Letter Agreement shall be binding on successors and assigns of the undersigned with respect to the Restricted Securities.

This Letter Agreement shall be governed by and construed in accordance with the law of the State of New York.

The undersigned hereby irrevocably submits to the exclusive jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York located in the City and County of New York and to the appellate courts therefrom, for the purposes of any suit, action or proceeding arising out of or relating to this Letter Agreement, and hereby waives, and agrees not to assert in any such suit, action or proceeding, any claim that (i) it is not personally subject to the jurisdiction of such court, (ii) the suit, action or proceeding is brought in an inconvenient forum, or (iii) the venue of the suit, action or proceeding is improper. The undersigned hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by receiving a copy thereof sent to the Company at the address in effect for notices to it under the Underwriting Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. The undersigned hereby waives any right to a trial by jury. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

[Signature Page Follows]

Very truly yours,

Signature

Print Name

Position in Company, if any

EXHIBIT C

Form of Press Release

CONCORDE INTERNATIONAL GROUP LTD

[Date]

CONCORDE INTERNATIONAL GROUP LTD (the “Company”) announced today that R.F. Lafferty & Co., Inc., acting as representative for the underwriters in the Company’s recent public offering of _______ Class A Ordinary Share of the Company (“Shares”), par value $ ____ per Share, are [waiving] [releasing] a lock-up restriction with respect to _______ Shares held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on _______, 20___, and such Shares may be sold on or after such date.

This press release is not an offer or sale of the securities in the United States or in any other jurisdiction where such offer or sale is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the Securities Act of 1933, as amended.

C-1